Exhibit 4.4

2025

five BELOW

Vendor Agreement

Section 1 of 3: Legal

Contents

A.	Introduction	3
Definitions		3
B.	Terms and Conditions	4
C.	Representations and Warranties	4
D.	Ethical Conduct Policy	6
E.	Conflict Minerals	6
F.	Insurance	7
G.	Product Recall Policy	8
H.	Disposition of Rejected Goods	9
Appendix A		10
Appendix B		15
Appendix C		24

A. Introduction

Five Below is committed to processing merchandise efficiently, safely, and in compliance with all applicable federal, state and local laws, rules and regulations. By doing so, we are able to offer our customers exciting merchandise at a great value.

We have made significant investments within our Supply Chain network to speed the delivery of product to our stores. This includes highly automated distribution centers that are capable of conveying, sorting, and cross-docking product. To leverage these investments, it is required that all vendors ship product in case pack quantities that are packed in corrugated cartons that are shippable and conveyable, unless otherwise agreed to in writing by Five Below. This will allow us to serve our customers by accelerating the flow of merchandise and leveraging every cost dollar along the way.

We appreciate your support in helping us ensure that every order is shipped to arrive in a safe, timely and efficient manner.

Definitions

As used herein, capitalized terms shall have the meanings assigned to them in Five Below’s then current Purchase Order Terms and Conditions (the current version of which is attached here as Appendix A). Appendix C is a list of all states in which Five Below currently operates. In addition, the following capitalized terms are defined as follows:

“Applicable Law” means all applicable laws, ordinances, rules, regulations and orders of all foreign nations (or governmental subdivision thereof) and all applicable domestic (United States of America) federal, state, and local laws, ordinances, rules, regulations and orders pertaining to the production, sale and shipment of the goods.

“Buyer” means Five Below.

“Factory” or “manufacturing plant” means a building or group of buildings where goods are manufactured or assembled.

“Goods” or “goods” means the items of merchandise (including components and related packaging, labeling, instructions, product descriptions, printed matter and visual and digital information) that are the subject of any Purchase Order.

“Preferred Compliance Auditor” means Five Below’s preferred firm for factory audit and shipment inspections in China or in any other countries from which Goods are manufactured or sourced. Five Below’s current Preferred Compliance Auditor(s) can be found in the Compliance section of the Vendor Agreement.

“Preferred Specialized Testing Lab” means Five Below’s preferred laboratory for microbiological, TRA, USP 51, USP 61, and 62 testing of Goods in China (or in any other countries from which Goods are manufactured or sourced) and for all product testing, shipment inspection and factory audit services in India. Five Below’s current Preferred Specialized Testing Lab, which may be changed at any time by Five Below, can be found in the Compliance section of the Vendor Agreement.

“Preferred Standard Testing Lab” means Five Below’s preferred laboratory for standard testing of Goods. Five Below’s current Preferred Standard Testing Lab, which may be changed at any time by Five Below, is Bay Area Compliance Labs (“BACL”).

“Merchandise Buyer” means an employee of Five Below who is authorized to purchase goods from Vendor.

“Purchase Order Terms and Conditions” means Five Below’s then current Purchase Order Terms and Conditions (the current version of which is attached here as Appendix A).

“Vendor Agreement” means the Company’s Routing, Packaging and Vendor Compliance Guide then in effect and as modified from time to time by the Buyer (current versions with updates will be available upon request by Vendor).

B. Terms and Conditions

By signing the Five Below Vendor Agreement Vendor Acknowledgment, and in consideration of the right to sell Goods to Five Below to be offered for sale by Five Below in its stores and online, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Vendor agrees to comply with all of the terms, conditions, and requirements set forth in this Vendor Agreement, including but not limited to the Purchase Order Terms and Conditions attached hereto as Appendix A. This Vendor Agreement together with the Purchase Order, Purchase Order Terms and Conditions, the terms contained in Five Below’s online system (or any successor system thereto), any other written and signed agreement(s) entered into between Five Below and Vendor (including any agreements entered into through Five Below’s online systems), and any attachments, instructions, or requirements furnished to Vendor by Five Below are considered one integrated agreement governing all aspects of the relationship between Five Below and Vendor. All representation, warranties, covenants and terms applicable to Vendor contained in any of the foregoing shall be considered cumulative obligations of Vendor.

NO ORDERS ARE GIVEN BY BUYER VERBALLY OR IN WRITING EXCEPT BY AN OFFICIAL PURCHASE ORDER. PROJECTIONS OR ESTIMATES ARE NOT ORDERS NOR DO THEY CONSTITUTE ANY OBLIGATION OF BUYER. PRODUCTION COMMITMENTS OR RAW MATERIAL REQUIREMENTS (INCLUDING BUT NOT LIMITED TO RESERVATION OF PRODUCTION SPACE AND/OR OF RAW MATERIALS BY VENDOR) ARE FOR PROJECTION AND PLANNING PURPOSES ONLY AND IN NO WAY FORM OR CONSTITUTE AN OBLIGATION ON THE PART OF BUYER.

C. Representations and Warranties

In addition to, and not in limitation of, the representations and warranties in the Purchase Order Terms and Conditions, Vendor further represents and warrants to Five Below as follows:

(1) In obtaining, selling and delivering Goods to Five Below neither Vendor nor anyone affiliated with or representing Vendor has or will breach any agreement with or commitment or representation to any third party and there is no impediment or restriction, legal or otherwise, that limits, prohibits or prevents Five Below from reselling the product to its customers;

(2) The Goods shipped, as of the date of shipment, comply with, and are not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended (“FDCA”), including, without limitation, the Food Additives Amendment as further amended and also comply with, and are not adulterated or misbranded within the meaning of, any state’s food and drug law;

(3) The Goods shipped, as of the date of shipment, are not articles that may not be introduced into interstate commerce pursuant to Sections 404 or 405 of the FDCA, or otherwise, and conform to all rules, bans, standards or regulations of or under the Consumer Product Safety Act (“CPSA”) and the Consumer Product Safety Improvement Act of 2008 (“CPSIA”) and will include a Certificate of Compliance for children’s products or a General Compliancy Certificate for other CPSA regulated products as required under the CPSIA;

(4) Each shipment or other delivery of Goods is not misbranded or mislabeled under the Federal Hazardous Substance Act (“FHSA”) or any other Applicable Law, and if applicable, has been tested and approved by any approved third party, including the Underwriters Laboratory, Inc. or the ETL, and the National Sanitation Foundation.

(5) Each shipment or other delivery of Goods will comply in all material respects with all Applicable Laws (including those enforced by the CPSC) governing product safety, product content and labeling, and shall include a Certificate of Compliance supplied by Vendor or maintained on Vendor’s internet accessible electronic platform to comply with applicable requirements of CPSIA §14(a);

(6) Each shipment or other delivery of Goods will, if constituting or containing an economic poison as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, be registered pursuant to said Act and comply with all other provisions of such Act;

(7) Each shipment or other delivery of Goods will conform to the applicable flammability standards and other requirements under the Federal Flammable Fabrics Act and any other Applicable Law applicable to textiles, fabric, bedding and/or furniture and all Goods that contain textile fiber products shall be properly branded and invoiced in accordance with the Textile Fiber Products Identification Act and any other all Applicable Laws with respect to such products;

(8) The Goods meet all applicable Occupational Safety and Health Administration Standards;

(9) Each shipment or other delivery of Goods containing electric appliances, component parts and wiring shall be listed by either the Underwriters Laboratories, Inc. or the ETL and be in compliance with applicable electrical codes or other Applicable Laws;

(10) Each shipment or other delivery of Goods does not require a warning under California Proposition 65 or, if it requires a warning, a warning in a form which complies with the requirements of California Code of Regulations Title 27, Division 4, Article 6 is provided on the product or product labeling for the Goods. Vendor must notify Five Below that Goods require Proposition 65 warning at the time of item set up. Five Below has the right to reject or cancel orders for Goods where a Proposition 65 warning is required; and

(11) As required by Applicable Law, Vendor will maintain copies of all Safety Data Sheets and like documentation for any Goods and will, upon request by Five Below, provide Five Below with copies of such documentation promptly.

D. Ethical Conduct Policy

Vendor represents and warrants to Five Below that it will obey and conform to all Applicable Laws, and is in full compliance with all Applicable Laws, including, without limitation, those relating to anti-bribery and anti-corruption (including without limitation, the US Foreign Corrupt Practices Act, the US Travel Act, the UK Bribery Act 2010, and any and all similar provisions in the jurisdiction(s) in which it operates). Vendor represents and warrants that it has not and will not engage in any activity, practice or conduct which would constitute an offense under those requirements, and that it has in place its own policies and procedures adequate to ensure compliance with these anti- bribery and anti-corruption provisions by its officers, employees, agents and any other third party or person associated with Vendor in the performance of services or shipment of goods to Five Below.

Five Below’s expectation is that no Vendor producing Goods for Five Below will attempt to circumvent Five Below’s quality process through unethical conduct. We rely on our laboratories to assist Vendors to certify products to be in compliance with Applicable Laws by providing unbiased test reports. Attempts to alter test results, submit samples of Goods to labs that do not accurately represent final production, influence third party inspectors or auditors, or force laboratories to certify non-compliant product through exertion of undue influence is strictly prohibited. No Vendor or factory may circumvent Five Below’s requirements through modification, substitution, alteration or withholding information in test reports, factory audits, shipment inspections, etc.

E. Conflict Minerals

The SEC adopted the Conflict Minerals Provision, Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), to require publicly-held companies to publicly disclose their use of conflict minerals that originated in Covered Countries. At this time, Covered Countries include the Democratic Republic of Congo and its adjoining countries, including: Angola; Burundi; Central African Republic; the Republic of Congo; Rwanda; South Sudan; Tanzania; Uganda; and Zambia. The rule applies to all products manufactured on or after January 31, 2013, and according to the legislation, columbite-tantalite, cassiterite, wolframite and gold ore – which are refined into tantalum, tungsten, and gold, are considered Conflict Minerals.

Five Below does not directly purchase raw conflict materials for products we sell and is committed to complying with the reporting requirements under the conflict minerals rule.

Vendor understands that Five Below does not require, mandate or control the materials used on Goods ordered by Five Below from Vendor. Vendor represents and warrants that it shall not utilize, nor allow any other third party to utilize, any Conflict Minerals which are sourced from Covered Countries in any goods or components of goods, or in the production of such goods or components of goods, manufactured or produced by Vendor for Buyer under a Purchase Order or otherwise. This representation and warranty by Vendor is based on personal knowledge and/or written guarantees provided by Vendor’s suppliers. Five Below may require Vendor to provide due diligence documentation relating to Conflict Minerals, including formal certifications and policies and Vendor shall promptly comply with any such requests.

F. Insurance

Vendor shall, at its own cost, obtain and maintain insurance as required by Five Below’s then current Purchase Order Terms and Conditions.

INSURANCE. Vendor shall maintain and require its subcontractors to maintain:

(a)	Commercial General Liability (CGL): Covering CGL on an “occurrence” basis, including products and completed operations, property damage, bodily injury and personal & advertising injury with limits no less than $5,000,000 per occurrence. Claims made policies are not accepted;

(b)	Automobile Liability, including owned, hired and non-owned vehicles (Employers’ Non- Ownership Liability), at a limit not less than $1,000,000;

(c)	Statutory Workers’ Compensation in compliance with state laws and Employers’ Liability with limit of no less than $500,000 per accident for bodily injury or disease;

(d)	Property Insurance on all materials that are part of this Purchase Order until such time as the materials are accepted by Buyer. In addition, Vendor is required to provide its own Property Insurance for its own equipment, materials and tools that are used by Vendor which are not part of this Purchase Order; and

(e)	any other insurance, as may be required by law.

If Vendor maintains broader coverage and/or higher limits than the minimums shown above, Buyer requires and shall be entitled to the broader coverage and/or higher limits maintained by Vendor.

Vendor must submit a Certificate of Insurance (Accord 25-S) to Buyer in compliance with the above requirements. The certificate should:

(a)	Designate Buyer, its affiliates, subsidiaries, and their respective successors, assigns, customers, and users of its products as additional insured with respect to liability arising out of goods or services hereby ordered from Vendor on a primary and non-contributory basis (even for Buyer’s sole negligence) on both your general liability and automobile liability insurance policies. It is specifically agreed by Vendor that Buyer’s policies of insurance are in excess of any coverage to be provided by Vendor to Buyer as Additional Insured.

(b)	Include a waiver of subrogation in favor of Buyer, its affiliates, subsidiaries, and their respective successors, assigns, customers and users of its products on Vendor’s property, general liability, automobile liability and workers’ compensation insurance policies. Vendor agrees to obtain any endorsement that may be necessary to affect this waiver of subrogation, but this provision applies regardless of whether or not Buyer has received a waiver of subrogation endorsement from Vendor or Vendor’s insurer.

Vendor waives all rights of recovery or subrogation against Buyer for damage caused by fire or other perils to the extent covered by Property Insurance required pursuant to this Vendor Agreement and/or Five Below’s then current Purchase Order, whether or not such damage was caused by the negligence, strict liability or other actions or in-actions of Buyer, general contractor/construction manager or Buyer, or not.

(c)	Contain a provision for notice of cancellation, non-renewal, or material change to Buyer of not less than thirty days.

(d)	Be addressed to Certificate Holder and Additional Insured as follows:

Five Below, Inc.

1616 Holdings, Inc.

701 Market Street

Suite 200

Philadelphia, PA 19106

All coverage must be underwritten by licensed insurance companies rated no less than A- VII by A.M. Best.

Self-Insured retentions of $50,000 or more must be declared and approved by Buyer.

Vendor shall require and verify that all subcontractors maintain insurance meeting all the requirements stated herein, and Vendor shall ensure that Buyer is an additional insured on insurance required from subcontractors.

Buyer reserves the right to modify these requirements, including limits, based on the nature of the risk, prior experience, insurer, coverage, or other circumstances.

G. Product Recall Policy

In the event of any and all product recalls that are either (i) agreed upon between Vendor and Five Below, or (ii) that are required (either by law or in the commercially reasonable judgment of Five Below) because Five Below has reason to believe the Goods are defective, dangerous, incomplete, infringe upon intellectual property rights or are not in compliance with applicable laws or regulations, the Goods will be returned to Vendor at Vendor’s expense, or otherwise disposed of by Five Below, at Five Below’s discretion. This expense will include (a) a 12% product handling fee; (b) incoming and return freight charges; (c) reasonable attorneys’ fees of Five Below; and (d) any and all other expenses, fees, or costs incurred by Five Below in connection with such recall.

In the event of a recall, Vendor shall immediately provide to Five Below any information requested by Five Below, including, without limitation, the following:

●	List of all affected items by Five Below SKU, UPC, Description and Vendor Style #

●	Specific production lots/batches, if applicable, (including instructions and photos on how to locate the batch information)

●	Detailed description of the issue/reason for recall

●	List of governmental agencies involved, if any

●	RTV information

●	Recall poster PDF for posting in stores and on Five Below’s website, including UPC information

Any consumer-level recalls must be provided to the Five Below Merchandise Buyer and QA- Compliance department in advance of public release. In no event shall Five Below be named in a recall unless specifically agreed in writing by Five Below prior to issuance of such release.

For additional detail on the Five Below product recall process, see Five Below’s current Policies and Principles Governing Product Recalls, the current version of which is attached here as Appendix B.

H. Disposition of Rejected Goods

With respect to Goods that Five Below has rejected (or revoked acceptance of), Five Below will return Goods to Vendor, except Five Below may elect not to return Goods in the following circumstances: (i) in the event Vendor and Five Below have agreed that Goods will not be returned to Vendor, (ii) in the event Vendor fails to authorize the return of Goods within 20 days after Five Below’s notice of rejection or revocation, (iii) in the event the return of Goods is precluded by act of any government agency, regulatory authority or third party, (iv) in the event Five Below has reasonable cause to believe that Goods contain defect or hazards that could create a substantial risk of injury to any person or property. Goods not returned by Five Below may be disposed of by Five Below in its sole discretion. With respect to any Goods disposed of or returned by Five Below, Vendor will be liable for all costs and expenses related to the disposition or return, including any standard processing fees charged by Five Below, any freight, store, and disposal or destruction costs.

With respect to Goods designated as ‘Fail’ by Five Below’s designated third party shipment inspection partner at the Vendor’s overseas factory, Five Below’s QA-Compliance and Merchandising departments will determine disposition of failed Goods (rework, re-inspection or accept as it is, or provide other specific directions), at their sole discretion.

Appendix A

Five Below Purchase Order Terms and Conditions

Five Below

Purchase Order Terms and Conditions

The following terms and conditions shall apply to transaction(s) between the parties, including those described in applicable purchase order(s) between Five Below, Inc., 1616 Holdings, Inc. and/or one of more of their respective subsidiaries or affiliates (as designated on the Purchase Order, the “Buyer”) and the entity shown as the Vendor thereon. Whenever a term defined by the Pennsylvania Uniform Commercial Code (“UCC”) is used herein, the definition contained in the UCC shall control. As used herein, the term “Purchase Order” or “PO” shall mean these Purchase Order Terms and Conditions together with a document entitled “Purchase Order” issued by Buyer to Vendor with a Purchase Order Number and detailing specific order details and other information.

NO ORDERS ARE GIVEN BY BUYER VERBALLY OR IN WRITING EXCEPT BY AN OFFICIAL PURCHASE ORDER. PROJECTIONS OR ESTIMATES ARE NOT ORDERS NOR DO THEY CONSTITUTE ANY OBLIGATION OF BUYER. PRODUCTION COMMITMENTS OR RAW MATERIAL REQUIREMENTS (INCLUDING BUT NOT LIMITED TO RESERVATION OF PRODUCTION SPACE AND/OR OF RAW MATERIALS BY VENDOR) ARE FOR PROJECTION AND PLANNING PURPOSES ONLY AND IN NO WAY FORM OR CONSTITUTE AN OBLIGATION ON THE PART OF BUYER.

1.	ACCEPTANCE. A Purchase Order is not an acceptance of any offer to sell but is an offer to purchase. A Purchase Order shall constitute no more than Buyer’s offer to purchase goods from Vendor in accordance with these Purchase Order Terms and Conditions and any additional terms and conditions expressly set forth or incorporated by express reference on the Purchase Order or herein, including, without limitation, the Company’s Routing, Packaging and Vendor Compliance Guide (the “Vendor Agreement”) in effect and as modified from time to time by the Buyer (current versions with updates will be available upon request by Vendor) (collectively, “terms and conditions”). When Vendor accepts a Purchase Order, the Purchase Order (together with these terms and conditions) collectively constitutes a binding contract between the parties. Acceptance of this Purchase Order is expressly limited to these terms and conditions. Any terms and conditions proposed by the Vendor in the Vendor’s quotation, invitation, acceptance, acknowledgement, invoice, transmittal or any other document which is different from, conflict with or add to these terms and conditions shall be deemed to materially alter the terms and conditions and are hereby objected to and rejected by Buyer. Acceptance of this Purchase Order, including acceptance of these terms and conditions shall occur upon the earliest occurrence of any of the following events: (i) receipt by Buyer of written acknowledgement that Vendor has accepted this Purchase Order, or (ii) receipt by Buyer of notification that Vendor has commenced performance hereunder, or (iii) tender or purported tender by Vendor of conforming goods and/or services. All dollar amounts on Purchase Orders and as used herein are in United States Dollars unless explicitly stated otherwise.

2.	CHANGES. No change shall be undertaken except upon express written authorization of Buyer. Buyer may at any time, by written notice, make changes within the general scope of this Purchase Order in the packaging, methods of shipment, quantities, place of delivery or delivery schedules. If any such change causes an increase or decrease in the costs of, or the time required for Vendor’s performance, an equitable adjustment shall be made in the price or delivery schedule, or both, provided a written request for such an adjustment shall be made to Buyer within ten business days from the date of Vendor’s receipt of notice making the change and this Purchase Order shall be modified accordingly by written change order. Nothing contained herein shall relieve the Vendor from proceeding, without delay, to perform this Purchase Order, as changed.

3.	QUALITY, PACKING, TICKETING AND DELIVERY. Goods must be of the appropriate quality, packed, ticketed and shipped in accordance with the terms and conditions contained in the Vendor Agreement. The time of delivery is of the essence, however, Buyer has the right to request Vendor to delay or accelerate any particular shipment, and Vendor shall use commercially reasonable best efforts to accommodate any such request. If a tender of conforming goods is not made by the scheduled delivery date, Vendor shall have no right to make a later conforming tender. Vendor shall bear the risk of loss to the goods purchased hereunder until received and accepted by Buyer. Unless designated otherwise on the face of this Purchase Order by Buyer, all goods ordered hereunder must be shipped FOB Point of Destination as designated on the face of this Purchase Order by Buyer.

4.	WARRANTIES. Vendor warrants that all goods or services furnished hereunder (i) will conform to applicable specifications, including those specified in the then current Vendor Agreement, and samples, (ii) will be merchantable, (iii) will be of good material and workmanship and free from defects, (iv) will be fit and sufficient for the purposes intended, if such intent is known to Vendor, (v) will be free from all liens and other, encumbrances, and (vi) will not be designed, manufactured or otherwise produced in violation of any patent, trademark, copyright, trade secret or other intellectual property right existing anywhere in the world. In addition, Vendor represents and warrants that it shall not utilize, nor allow any other third party to utilize, any so called “Conflict Minerals” (such as gold, columbite-tantalite, cassiterite, and wolframite (and their respective metal derivatives, Gold, Tantalum, Tin, and Tungsten), as defined in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (as amended from time to time and including rules and regulations thereunder, “Dodd-Frank”), which are sourced from “Covered Countries” (such as, without limitation, the Democratic Republic of Congo), also as defined in Dodd-Frank) in any goods or components of goods, or in the production of such goods or components of goods, manufactured or produced by Vendor for Buyer under the Purchase Order or otherwise. These warranties are in addition to all other warranties, expressed or implied, and survive acceptance of and payment for any and all goods or services ordered, and the warranties run to Buyer, its successors, assigns, customers and users of its products.

5.	INSPECTION AND TESTS. All goods ordered hereunder and Vendor processes will be subject to inspection and testing by Buyer at all reasonable times and places, including Vendor’s facilities. It is expressly agreed that inspections and/or payments prior to, at the time of or after delivery do not constitute a final acceptance of the goods or services. Buyer’s inspection, discovery of any breach of warranty, failure to make an inspection or failure to discover any breach of warranty does not constitute a waiver of any of Buyer’s rights or remedies whatsoever.

6.	CONFIDENTIALITY. All know-how, methods, marketing strategies, specifications, prices, costs, business plans, purchasing data, research and development data, customer lists and/or information, and other data, whether written or oral, (collectively, “Confidential Information”) furnished by Buyer to Vendor, or otherwise learned by Vendor as a result of its vendor relationship with Buyer, is proprietary to Buyer, and Vendor agrees to keep all such Confidential Information confidential and use such Confidential Information only as necessary in order to fulfill Vendor’s obligations to Buyer under Purchase Orders placed by Buyer with Vendor. Vendor further agrees to return to Buyer all Confidential Information, including all copies thereof made by or for Vendor, upon Buyer’s request. Excess inventory of goods ordered hereunder made by or for Vendor (and not purchased by Buyer) with the use of Confidential Information, or including Buyer’s trademarks or trade names, or trademarks and trade names of Buyer’s customers, shall be destroyed by Vendor at Vendor’s expense. Vendor shall not in any manner advertise or publish the fact that it has furnished or contracted to furnish to Buyer the goods or services herein mentioned without prior written consent of Buyer. Vendor agrees that all information furnished or disclosed to Buyer by Vendor in connection with this Purchase Order is furnished or disclosed as part of the consideration for this Purchase Order. Notwithstanding the foregoing, if Vendor clearly identifies, in writing, information that Vendor considers to be confidential or proprietary, Buyer will protect and not disclose such information, except for information: (a) which is already known to Buyer; or (b) which is or becomes generally available to the public through no fault of Buyer; or (c) which is properly obtained from a third party who has the right to make such disclosure; or (d) which is independently developed by Buyer.

7.	EQUIPMENT, BUYER’S PROPERTY. All equipment, tools, material, vehicles and/or other articles required for Vendor’s performance of this Purchase Order shall be furnished by Vendor, maintained in good condition, and replaced when necessary at Vendor’s expense. Title to and a right of immediate possession of any property of any nature whatsoever furnished or paid for by Buyer shall remain in Buyer.

8.	FORCE MAJEURE. Buyer shall have the right to suspend shipments from Vendor hereunder without penalty or liability to Buyer in the event of war, riot, flood, pandemic or other public health emergency, acts of God, fire, court order, strike, work stoppage, act of governmental authority, or other causes beyond Buyer’s control. Buyer shall not be liable to Vendor for its failure to accept delivery of goods purchased hereunder, provided such failure arises from any of such above-mentioned causes.

9.	TERMINATION AND DAMAGES. Buyer may terminate performance of the work under this Purchase Order, in whole or in part, by written notice to Vendor without incurring any liability to Vendor other than as specifically set forth in this Section. Upon receipt of such notice, Vendor shall immediately discontinue all work and the placing of all orders for material, facilities, and supplies pursuant to this Purchase Order. Upon termination by Buyer under this paragraph for reasons other than force majeure (as set forth above), Buyer shall negotiate payment to Vendor based on Vendor’s nonrecoverable, reasonable and actual documented costs and expenses; in no event, however, shall Buyer be obligated to pay Vendor an amount in excess of the aggregate price stated in this Purchase Order, less payments otherwise made or to be made. Nothing contained in this paragraph shall be construed to limit or affect any remedies which Buyer may have under this Purchase Order or under applicable law. In no event shall Buyer be liable for incidental, consequential, punitive or special damages. Buyer’s liability arising out of or relating to this Purchase Order shall not exceed the reasonable value of goods and services provided for hereunder.

10.	DEFAULT AND CANCELLATION BY BUYER. Buyer may cancel any Purchase Order, without incurring any liability to Vendor, for any failure to comply with the terms of this Purchase Order, including, without limitation, the following reasons as determined by Buyer in its reasonable discretion:

(a)	the failure or inability of Vendor to complete product development activities on a timetable supporting on-time deliveries;

(b)	the failure or inability of Vendor to meet the quality and other requirements of the Purchase Order and/or the Vendor Agreement;

(c)	the failure or inability of Vendor to timely deliver (i) samples (which meet specifications, testing standards or aesthetic criteria provided) or (ii) raw materials or finished products;

(d)	the failure or inability of Vendor to comply fully with the Buyer’s terms of engagement governing treatment of workers, safety of facilities, conduct of the Vendor and compliance with all applicable laws, rules and regulations;

(e)	if Vendor’s financial condition, based on criteria determined by Buyer, is found to be or becomes unsatisfactory to Buyer during the term of the Purchase Order; or

(f)	the failure or inability of Vendor to comply with any other of the terms of this Purchase Order or of the Vendor Agreement, or any breach by Vendor of any term or condition of this Purchase Order, including, without limitation, the terms relating to shipping point, Country of Origin, delivery, and order quantity.

Upon cancellation Vendor will refund any deposits, down payments or other advance payments to Buyer (except that for goods or services already delivered). After cancellation, Buyer also reserves the right to similarly terminate all other contracts covering purchases by Buyer of Vendor’s products or services whether or not Vendor may otherwise be in default, and no rights shall accrue to Vendor against Buyer on account of such termination. If Vendor fails to perform as specified in this Purchase Order or breaches any of these terms and conditions hereof or in the Vendor Agreement, Buyer also reserves the right, without incurring any liability, to: (a) cancel this Purchase Order in whole or part; (b) obtain the goods or services ordered herein from another source; (c) setoff or reduce all claims for money due or to become due from Buyer to Vendor; or (d) exercise any other right or remedy permitted by applicable law. These rights and remedies are cumulative and in addition to any other remedies provided at law or in equity. Buyer’s failure to insist on performance of any of these terms and conditions herein or to exercise any right or privilege, or Buyer’s waiver of any breach hereunder, shall not thereafter waive any other terms, conditions or privileges, whether of the same or similar type.

11.	CANCELLATION BY VENDOR. Vendor may not cancel a Purchase Order within sixty (60) days of the FOB/FCA date, for an FOB/FCA order, or ninety (90) days of the in warehouse date, for an LDP order. Vendor cancellation within this time period, without the prior written authorization of Buyer, will result in a chargeback to the vendor of 50% of the FOB/FCA/LDP (depending on order terms) value of the order. Buyer may permit Vendor, at its sole discretion and on a case by case basis, to short or over ship an order by five percent 5% of quantity (10% for yarn/fiber dye orders). Any overages not reported will not be paid. In the case of a short shipment (shipping less than the shortage allowance, if such a shortage allowance is provided), Vendor will be charged back 50% of the FOB/FCA/LDP value as stated above. Vendor may cancel unconfirmed Purchase Orders by promptly informing Buyer, in writing, of Vendor’s intent not to confirm the order.

12.	COMPLIANCE WITH LAWS. (i) Vendor agrees to comply full with all applicable laws, ordinances, rules, regulations and orders of all foreign nations (or governmental subdivision thereof) and all applicable domestic (United States of America) federal, state, and local laws, ordinances, rules, regulations and orders pertaining to the production, sale and shipment of the goods or services ordered, and, upon request, Vendor shall furnish Buyer certificates or other evidence of compliance. Further, to the extent applicable, such goods were or will be produced in compliance with all provisions of Executive Order 11246 and Sections 6, 7, 12, and 14 of the Fair Labor Standards Act of 1938, as amended, Dodd-Frank, all rules, regulations and orders thereunder, and any successor provisions thereto. (ii) In addition, Vendor is responsible for ensuring that the goods sold to Buyer comply with California Code of Regulations Title 27, Division 4, Article 6 for consumer product warnings (known as “Prop 65”), including, without limitation, all necessary testing and labeling requirements associated therewith. Unless otherwise agreed in writing, Vendor is required to label any goods that require a Prop 65 warning with a warning, the content of which satisfies the requirements of applicable law and has been placed on the goods (either on the product or the product labeling) in a manner that complies with such applicable law. As to specific goods, Buyer reserves the right to reject goods if such goods require a Prop 65 warning. Buyer will not sign, label or otherwise provide warnings in its stores, or online as an alternative to Vendor’s obligations. When submitting sample goods to Buyer, Vendor must indicate whether the item and its packaging meet the safe harbor limits of Prop 65, whether the item or its packaging require a Prop65 warning label, and whether there is any restriction on Buyer’s ability to sell the goods in California. For any goods purchased by Vendor that are not in compliance with Prop 65, Buyer, in addition to any other rights or remedies which it may have at law or in equity, shall have the right to reject, return or dispose of and recover associated costs at the Vendor’s expense. Further, any such goods may not be replaced with substitute goods, without written authorization from Buyer. (iii) Vendor hereby agrees to indemnify, defend (at Buyer’s option) and hold harmless Buyer, its affiliates and their respective successors, assigns, customers and users of its products from any costs, losses, expenses, damages, claims, suits, fines, penalties or any liability whatsoever, including attorneys’ and other professional fees, resulting from the failure of Vendor to comply, in the furnishing of goods or services under this Purchase Order, with all applicable foreign or domestic federal, state, or local laws, ordinances, rules, regulations or orders as set out herein above.

13.	INDEMNIFICATION. Vendor agrees to indemnify, defend (at Buyer’s option) and hold harmless Buyer, its officers, directors, employees, agents, affiliates and their respective successors, assigns, customers and users of its products against all suits at law or in equity and from all damages, claims, demands and/or liability, including those arising out of, or relating in any way to: (a) the goods sold by Vendor to Buyer, or Vendor’s breach of any of the terms, conditions, requirements, representation or warranties contained in this Purchase Order or the Vendor Agreement, (b) the death of or injury to any person, or damage to any property, alleged to have resulted from the goods or services hereby ordered, (c) any actual or alleged failure by Vendor, or Vendor’s goods, to comply with applicable laws, ordinances, rules, regulations and orders of all foreign nations (or governmental subdivision thereof) and all applicable domestic (United States of America) federal, state, and local laws, ordinances, rules, regulations and orders (including, without limitation, as related to testing, labeling, marketing, content, shipment, or safety of goods); (d) any voluntary or mandatory recalls of goods (either required by law or deemed necessary in the commercially reasonable judgment of Vendor because Vendor has reason to believe the goods are defective, dangerous, incomplete, infringe upon intellectual property rights or are not in compliance with applicable laws, ordinances, rules, regulations or orders), and (e) any claim that the manufacture, importation, marketing, promotion, use, offer for sale, sale or resale of any goods or services supplied under this Purchase Order infringe any patent, copyright, trademark, trade dress, trade name, trade secret or other intellectual property rights. Vendor, when notified shall, at Buyer’s sole option, either defend any action or claim at its own expense, or reimburse Buyer’s expenses, attorneys’ fees, and other costs for defending such action or claim, with Buyer having the right to select and approve counsel to defend the action or claim in both instances. Vendor shall be responsible for all costs, losses, expenses, damages claims, suits, or any liability whatsoever, including attorneys’ fees. The foregoing indemnification shall apply whether the damage, claim or demand, including those for death, injury, or property damage, or relating to an intellectual property claim is caused by the sole or concurrent actions, inaction, or conduct of Vendor. To the extent that Vendor’s employees, or subcontractors enter upon the premises of Buyer, Vendor shall take all necessary precautions to prevent injury or death to any person or damage to property arising out of acts or omissions of such agents, employees or subcontractors, and, except to the extent that any such injury or damage is due solely and directly to Buyer’s gross negligence, shall indemnify, defend (at Buyer’s option) and hold harmless Buyer, its affiliates and their respective officers, employees, and agents, from any and all cost, losses, expenses, damages, claims, suits, or any liability whatsoever, including attorneys’ fees, arising out of any act or omission of Vendor, its agents, employees or subcontractors. If the goods purchased hereunder or any part thereof cannot be imported, promoted, marketed, used, offered for sale, or sold by virtue of any court or administrative order finding them to be infringements, Vendor shall promptly and at its own expense (a) procure for the Buyer the right to continue to import, promote, market, use, offer for sale, and sell the goods purchased hereunder, or (b) replace the goods with noninfringing goods satisfactory to Buyer, or (c) modify such goods in a way satisfactory to Buyer and its counsel so they become noninfringing.

14.	INSURANCE. Vendor shall maintain and require its subcontractors and suppliers to maintain insurance as set forth in the Vendor Agreement.

15.	ASSIGNMENT. This Purchase Order may not be assigned by Vendor without the Buyer’s prior written consent. Vendor may delegate its duty to perform hereunder or subcontract the furnishing of any of the completed or substantially completed goods required by this Purchase Order; provided that any such delegation or subcontracting is only permitted if Buyer provides its prior written consent, and further provided that the delegatee or subcontractor agrees in writing to be bound by all of these terms and conditions contained in this Purchase Order and/or in the Vendor Agreement. Vendor acknowledges that such delegation or subcontracting does not relieve Vendor of its duty to perform its obligations hereunder or from any liability it may have as a result of its, or its delegatee’s or subcontractor’s failure to perform any of the terms or conditions contained herein and Vendor shall be liable for the act or neglect of its delegatees or subcontractors. Any assignment by Vendor of its right to payment under this Purchase Order shall be subject to all claims and defenses of Buyer. This Purchase Order may be assigned at any time and from time to time by the Buyer at its sole discretion.

16.	APPLICABLE LAW. The validity, interpretation, and performance of this Purchase Order will be governed by the laws of the Commonwealth of Pennsylvania (except for conflicts of laws rules), except to the extent that the transaction covered by this Purchase Order involves the international sale of goods, in which case the validity, interpretation and performance of these terms and conditions shall be governed and construed by the provisions hereof in accordance with the United Nations Convention on Contracts for the International Sale of Goods, as amended, and all rules, regulations, orders thereunder, and any successor provisions thereto. Buyer and Vendor agree that the exclusive jurisdiction, forum and venue for any disputes arising or related to the Purchase Order or the Vendor Agreement shall be United States District Court for the Eastern District of Pennsylvania, and Buyer and Vendor submit to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in that court, then the exclusive jurisdiction, forum and venue for any such action shall be the courts of the Commonwealth of Pennsylvania located in Philadelphia County.

THE PARTIES HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY DISPUTES, CLAIMS OR LITIGATION ARISING OUT OF OR RELATED TO THE PURCHASE ORDER OR THE VENDOR AGREEMENT.

17.	SEVERABILITY. The terms and conditions of this Purchase Order are severable and if any terms and conditions or portions of any terms and conditions herein are stricken or declared illegal, invalid or unenforceable for any reason whatsoever, the legality, validity or enforceability of the remaining terms and conditions shall not be affected thereby.

18.	ENTIRE AGREEMENT. This Purchase Order, together with the Vendor Agreement, constitutes the entire expression of the parties’ agreement with regard to the Goods identified in this Purchase Order. All prior or contemporaneous negotiations and agreements between the parties with regard to the Goods identified in this Purchase Order are expressly superseded by this Purchase Order and the Vendor Agreement.

19.	MISCELLANEOUS. (a) Vendor shall be bound by any representation or undertaking made by any of its agents or employees with respect to the specifications, quality, packaging, price or conditions of delivery of the goods. By accepting this Purchase Order, Vendor ratifies any such representation or undertaking made by any of its agents or employees. (b) This Purchase Order shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. (c) If importation of the goods results in the assessment of a countervailing duty on Buyer as the importer, Vendor shall reimburse such countervailing duty on the Buyer, provided such reimbursement is permitted under applicable laws and regulations. (d) Vendor shall cooperate fully with the Buyer at Vendor’s expense in obtaining approvals of the goods requested by Buyer from certifying organizations. (e) The captions appearing at the beginning of each paragraph of these terms and conditions are for convenience only and are not to be construed as a substantive part of said terms and conditions. (e) The provisions of each of Sections 3, 4, 6, 12, 13, 15, 16, 17, 18, and 19 shall survive any termination, cancellation, execution, delivery, and/or performance of this Purchase Order.

Appendix B

FIVE BELOW, INC.

POLICIES AND PRINCIPLES GOVERNING PRODUCT RECALLS

March 2019

TABLE OF CONTENTS

I. THE DETERMINATION BY FIVE BELOW AS TO WHETHER A RECALL IS NEEDED	17
II. DIFFERENTIATING A RECALL FROM DISCONTINUANCE OF A PRODUCT OR A PRODUCT LINE	18
III. FIVE BELOW’S PREFERENCE FOR VOLUNTARY ACTION AND FOR COLLABORATION WITH RESPONSIBLE MANUFACTURERS AND REGULATORY AGENCIES	19
IV. MANAGEMENT OF THE RECALL PROCESS, AND CRITICAL ACTION ITEMS	20
A. The Formation Of A Recall Task Force And The Designation Of A Recall Coordinator	20
B. The Evaluation Of Reporting Obligations	21
C. Collection And Preservation Of Records And Data	22
1. Purchase Records	22
2. Records On Purchases, Sales, And On Units Removed From Inventory	22
3. Returns By Consumers	22
4. Tracking Of Individual Customers	22
D. Methods For Communicating With The Public About Recalls	22
V. CONCLUSION	23

FIVE BELOW, INC.

POLICIES AND PRINCIPLES GOVERNING PRODUCT RECALLS

March 2019

This memorandum describes the general principles that will be followed by Five Below, Inc. (“Five Below”) in implementing product recalls. As explained below, in conducting recalls and in supporting recalls initiated by its suppliers, Five Below’s primary objective is to prevent harm to consumers. Another critical objective is to ensure that Five Below complies with all applicable legal requirements.

In furtherance of these objectives, this guidance document initially discusses when recalls are necessary. It explains how recalls differ from decisions to halt sales of specific products. This memorandum then provides guidance on the management of the recall process, focusing on (a) the executives involved in managing recalls, and their responsibilities; (b) the process for evaluating and meeting reporting obligations to regulatory agencies such as the Consumer Product Safety Commission (“CPSC”) and the Food and Drug Administration (“FDA”); (c) the procedures to locate and remove from Five Below’s stores and distribution centers any dangerous, defective, or noncompliant products; (d) the methods for communicating recall information to consumers; and (e) the tools available to encourage consumers to return any products found to be dangerous.

I.	The determination by Five Below as to whether a recall is needed

In deciding whether a recall is needed, there are at least two fundamental questions that must be considered. The first question is whether there is credible evidence indicating that a product is defective and/or creates risks of injury, death, or property damage. This question typically will be evaluated by considering many types of data, including injury claims, consumer complaints, data on warranty claims or returns, product testing results, design information, and physical evidence relating to products alleged to be defective or dangerous, along with any other information provided by regulatory authorities. As explained below, Five Below’s Recall Coordinator or its Recall Task Force will evaluate all pertinent information on a rolling basis and may, if necessary, arrange for inspection or testing of products under review.

Certainly, a recall may be necessary if a product is found to have a defect and if the defect creates significant dangers or risks for consumers. Separately, however, a recall may be necessary if a product is found to be non-compliant. For example, the CPSC has adopted labeling, testing, and flammability requirements for children’s sleepwear. (See 16 C.F.R. §§ 1615.1-1615.5 (Sizes 0- 6X) and 1161.1-1616.6 (Sizes 7-14).) If Five Below learns that it is selling or has sold children’s sleepwear that does not satisfy these CPSC requirements, it will initiate, or have its supplier initiate, a recall. Similarly, if a chocolate bar sold by Five Below is returned by customers, is tested or inspected, and is found to contain peanuts, and if there is no reference to peanuts on the packaging or label, this chocolate bar would likely be viewed as misbranded by FDA, due to the presence of undeclared allergens. Accordingly, Five Below would have to initiate, or ask its supplier to initiate, a recall on this product.

If a recall is necessary, the second question is whether the recall should be initiated by Five Below itself or by the supplier that sold the merchandise to Five Below. Five Below operates solely as a retailer. Irrespective of whether its products are sold as Five Below-branded items or under other brands, all products distributed or sold by Five Below are produced by independent manufacturers. If a product is defective, noncompliant, or dangerous, Five Below’s supplier or the manufacturer generally is the entity responsible for the product’s flaws. For that reason, and in the interest of protecting its public image, Five Below’s strong preference is to have the responsible supplier or manufacturer conduct any necessary recall with appropriate cooperation or support from Five Below.

If Five Below obtains credible information that a product is unsafe or non-compliant, Five Below will promptly contact the manufacturer or supplier and share the information in question. Where appropriate, Five Below simultaneously will evaluate and attempt to meet its own reporting obligations vis-à-vis the CPSC, FDA, or other regulatory agencies and will urge the supplier or manufacturer to conduct any necessary recall.

From time to time, without any prodding or involvement by Five Below, one of the company’s suppliers or manufacturers may independently determine that a recall is required. Five Below generally will request that the supplier or manufacturer provide information on the scope of the recall, on factors driving the recall, and on the programs in place for covering the costs incurred by retailers and consumers. As a matter of corporate policy, however, Five Below will not second- guess the need for a recall being initiated by one of its manufacturers or suppliers. If any of Five Below’s manufacturers or suppliers determines that a product is unsafe or non-compliant and must be recalled, Five Below’s policy is to cooperate fully with that manufacturer or supplier.

Five Below recognizes, however, that there may be instances in which its supplier or manufacturer is unwilling or unable to conduct a recall. In that situation, or whenever it is otherwise necessary, Five Below may be forced to take on this responsibility itself.

II.	Differentiating a recall from discontinuance of a product or a product line

For planning purposes, it is necessary to differentiate product eliminations from product recalls. There may be situations where a product or stock-keeping unit (“SKU”) does not live up to expectations and elicits consumer complaints or returns, but poses no safety or non-compliance issue. For example, consumers might complain about the durability of a toy or a shirt, but there might be no questions about the safety of the product. If enough complaints or returns surface, the company generally will evaluate the SKU and may decide to discontinue sales. We refer to this as discontinuance or elimination of a product, not as a recall.

By contrast, a recall involves a situation in which a product is either noncompliant with a regulatory standard or is found to be dangerous. In a recall, Five Below will immediately halt sales, will quickly remove the product from its stores and distribution centers, and will encourage consumers to return the merchandise in question. As an inducement for such returns, consumers will typically be offered a full refund or credit, or will be offered a replacement product that does not have the defect or dangerous element. As a further inducement, Five Below will publicly disclose the known risks associated with the product and, where appropriate, will publicly disclose the harm that may result from continued use of the product.

In any product discontinuance or recall, Five Below will promptly instruct all stores and distribution centers to locate and quarantine the affected merchandise. Five Below will also provide instructions on whether the merchandise should be destroyed or should be preserved for inspection. All store personnel will be instructed to end sales of this merchandise. Company personnel also may be asked to keep a running count on the number of items that have been pulled from inventory. This data will be reported back to Five Below’s Recall Coordinator or to another designated executive overseeing the corrective action being taken.

III.	Five Below’s preference for voluntary action and for collaboration with responsible manufacturers and regulatory agencies

In planning and implementing product recalls, Five Below strongly prefers to collaborate with responsible manufacturers and distributors and to confer with any regulatory agencies that have authority over the product in question. Likewise, whenever recalls are necessary, whether by a manufacturer or distributor that has supplied products to Five Below or by Five Below itself, Five Below generally prefers to have the recall undertaken on a voluntary basis, without the need for regulatory compulsion.

Five Below’s preference for a collaborative, voluntary approach with regulatory agencies such as the CPSC and FDA stems from several factors. To start with, Five Below recognizes that these agencies have substantial expertise in assessing product hazards and in developing appropriate recall plans. Additionally, regulatory authorities may have access to information on product hazards that is not readily available to Five Below. This information may reach these regulatory agencies through reports filed by manufacturers, consumers, or State public health agencies. Furthermore, many products carried by Five Below are sold by other retailers as well, and regulatory authorities may have knowledge of recent experiences involving these retailers or their customers.

Collaboration with regulatory agencies also may be advisable from a legal standpoint. While each recall needs to be examined individually, Five Below has a long-term interest in maintaining strong relationships with regulatory authorities. Moreover, a forced recall by the CPSC or by any other agency often increases the risks associated with third-party litigation by injured persons or by consumers who have suffered property damage.

As explained above, in conducting or participating in recalls, Five Below also prefers to work closely with the manufacturers and independent distributors that supply merchandise to Five Below. In conducting or facilitating recalls, Five Below must take into account its role in the market. Specifically, Five Below is a retailer that operates bricks and mortar stores and separately sells merchandise online. While a portion of the merchandise carried by Five Below is branded as Five Below merchandise, the company does not own or operate any manufacturing facilities. Consequently, all merchandise carried by Five Below is manufactured by third parties. Often, if a product is mislabeled or is defective or is unexpectedly linked to accidents or injuries, Five Below’s supplier will be the entity responsible for creating the defect or hazard. Thus, if possible, when product hazards are identified, Five Below will work closely with the responsible manufacturer or distributor. Where appropriate, Five Below will encourage the manufacturer to interface with responsible regulatory agencies and to conduct any necessary recalls. Five Below recognizes, however, that, depending upon the circumstances, it may have its own reporting obligations. Five Below also recognizes that if a recall is necessary and if the responsible manufacturer or distributor fails to initiate a required recall, Five Below may have no choice but to take action itself.

Conversely, as a matter of corporate policy, if any supplier to Five Below initiates a recall, Five Below will cooperate fully with that supplier. As part of this cooperation, Five Below will promptly remove the affected merchandise from its stores and distribution centers. Where appropriate, Five Below also will publicize the recall online and in stores, and will process returns or exchanges by consumers. Five Below will of course seek reimbursement from the responsible manufacturer or distributor for direct costs incurred in supporting or implementing such recalls.

While Five Below generally prefers to collaborate with its suppliers and with regulatory authorities, each recall needs to be evaluated, planned, and conducted individually. With particular merchandise, the facts relating to product risks, defects, and potential exposure will vary considerably. These individual factors and any related legal obligations imposed on Five Below will need to be carefully considered in deciding whether a recall is needed and in planning any corrective action. In addition, final decisions relating to product hazards should always be made in consultation with Five Below’s Legal Department. In almost any recall, the company will need to evaluate its compliance obligations vis-à-vis the CPSC or other regulatory agencies, and the company may need to develop a strategy that minimizes risks stemming from third-party claims.

IV.	Management of the recall process, and critical action items

The recall process is complex, and recalls may be necessitated or triggered on an emergency basis. In this memorandum, Five Below describes the basic procedures that will be used to manage the recall process. These procedures can be modified or tailored for particular recalls, but should at least provide a starting point for the management team tasked with overseeing or implementing particular recalls.

A.	The Formation Of A Recall Task Force And The Designation Of A Recall Coordinator

For each recall, Five Below will designate a Recall Coordinator and a Recall Task Force. Unless otherwise specified, the company’s General Counsel will have full authority to make these appointments. Presumptively, the Recall Coordinator will serve on the Task Force, along with a Five Below attorney designated by the company’s General Counsel.

The Task Force will have broad authority to design and oversee the recall. This group will be empowered to manage communications with the public and with regulatory authorities. Additionally, the Task Force will coordinate with the responsible buyer within Five Below and will decide on how the recall will be implemented. In many instances, consumers will be encouraged to return the affected merchandise and will be offered replacement merchandise or a refund or a credit. In most instances, systems will have to be established for keeping lists of the names of consumers who have returned the merchandise and the dates of such returns. Likewise, systems for tracking claims, consumer complaints, and any other alleged injuries should be established.

As the recall progresses, the Task Force will brief Five Below’s Chief Executive Officer, Chief Financial Officer, and General Counsel periodically on the progression of the recall and on information obtained about the safety of particular products and the reliability of particular suppliers. If needed, efforts will be made to suggest improvements to product screening procedures going forward.

Under the guidance of the Task Force, the Recall Coordinator will take the lead in collecting and tracking data on the products in question and on any complaints or allegations relating to deaths, injuries, accidents, or property damage. The Recall Coordinator will collect and preserve quality control records, engineering analyses, test results, and any other pertinent data. Together with the General Counsel or one of the Company’s other attorneys, the Recall Coordinator will ensure that the Company’s insurance companies and suppliers receive appropriate notifications. Additionally, the Legal Department will draft any required submissions to regulatory agencies such as the CPSC. All such submissions shall be subject to review and approval by the Task Force.

B.	The Evaluation Of Reporting Obligations

During or prior to the initiation of a recall, it is likely that questions may arise as to whether Five Below has any reporting obligations vis-à-vis the CPSC or other regulatory agencies. For example, as a retailer, if Five Below receives credible information that one of its products has a defect that has caused, or has the potential to cause, significant injuries or deaths, the company may have reporting obligations under Section 15 of the Consumer Product Safety Act.

Under the guidance of the Recall Task Force, the Recall Coordinator will evaluate such reporting obligations. Before making any final decision on the filing of such reports, however, the Recall Coordinator will seek guidance from the Legal Department on the appropriate course of action and on the content of any written submissions.

There may be products, such as food items, that are not within the CPSC’s jurisdiction. Reporting obligations on such products should be examined in the same manner as specified above. Additionally, even if Five Below does not have a mandatory reporting obligation vis-à-vis the FDA, CPSC, or any other agency, the Recall Coordinator or the Task Force should assess whether voluntary consultation with regulatory authorities is advisable. In some circumstances, a voluntary disclosure to regulatory authorities may be appropriate. Again, however, any final decision on such disclosures should be made in consultation with Five Below’s Legal Department.

C.	Collection And Preservation Of Records And Data

The Recall Coordinator will be tasked with collecting and maintaining records and data relating to any recall. The collection of substantial data is often necessary in order to determine whether a product is defective and whether the recall should be limited to particular batches or production runs. Information also must be collected, as needed, in order to provide progress reports to any regulatory authorities overseeing the recall.

Depending upon the circumstances, the Recall Coordinator should try to collect and maintain the following:

1.	Purchase Records

Five Below should collect purchase orders, supplier agreements, and records showing the volume and timing of its purchases of the product in question. If the manufacturer or distributor has supplied testing data, quality control records, or inspection reports, those documents should be collected and preserved.

2.	Records On Purchases, Sales, And On Units Removed From Inventory

For products subject to recalls, Five Below should preserve records indicating the number of units purchased and the number of units sold to consumers. Likewise, as these products are removed from Five Below’s stores and distribution centers, records should be kept on the number of units that are retrieved or isolated and on the disposition of those items. (Store personnel should be instructed never to sell items that are being recalled.)

3.	Returns By Consumers

To the extent that consumers return affected merchandise for exchanges, credits, or refunds, Five Below should track the volume of such returns. In many instances, the company also should track the disposition or disposal of the returned units.

4.	Tracking Of Individual Customers

To the extent that Five Below has data or documents that could be used to identify the buyers of affected merchandise, such records should be preserved. In some instances, if customer names are available, the company may wish to open communications with such consumers for the purpose of encouraging returns or exchanges.

D.	Methods For Communicating With The Public About Recalls

As part of every recall, Five Below will develop a public communications plan. If the recall is undertaken in coordination with the CPSC or another regulatory agency, the communications plan may be developed and implemented jointly. Irrespective of the level of coordination with regulatory authorities, however, the communications plan must be carefully designed and must provide information in an understandable form that will encourage consumers to return the product in question. Typically, Five Below’s communications will identify the product with specificity, will describe any product defect or hazard, and will describe the corrective action being taken by the company.

The CPSC and other regulatory agencies have identified many methods for reaching consumers. The CPSC encourages companies conducting recalls to issue joint press releases with the CPSC. This approach is especially appropriate if the recall is being implemented in consultation with the CPSC and under the CPSC’s rules.

In addition to press releases, many other communications tools are available and should be considered. Certainly, recall posters in stores are often useful and should be considered. Likewise, information relating to recalls should be published on Five Below’s website. In particular recalls, the company may also consider release of a video news release (“VNR”). Such VNRs increase the likelihood of television coverage. In addition, in reaching consumers, Five Below may be able to use social media platforms such as Facebook, YouTube, and Twitter. To facilitate interaction with consumers, the CPSC also recommends the use of a toll-free telephone number, a dedicated email address, and a website URL. All of these tools are potentially effective and should be considered in designing the communications plan for a particular recall.

Furthermore, if Five Below is able to identify consumers known to have purchased the product in question, the company should contact these consumers. Telephone calls, regular email, and text messages could potentially be used for this purpose.

V.	CONCLUSION

Each recall by Five Below will need to be carefully planned and implemented. This memorandum is intended to guide this decision-making process.

The approach taken on a particular product will depend in part on the level of risk associated with use of that product. As a starting point, whenever a product is found to be dangerous or non-compliant, the company will need to evaluate its reporting obligations. Then, if a recall is necessary, Five Below will have to immediately halt sales of the product, promptly remove the product from inventory, and actively encourage consumers to return the affected merchandise.

In most instances, if products are found to be dangerous or non-compliant, Five Below will work closely with its suppliers and manufacturers to develop a corrective action plan. If suppliers or manufacturers are responsible for the product defect or for any non-compliance, Five Below will encourage those firms to take the lead on any necessary recall. Five Below, however, will actively support their recalls and will conduct its own recall if necessary.

Lastly, in most recalls, even in voluntary recalls, Five Below will at least consult with regulatory authorities and may elect to conduct a recall under regulatory oversight. The company’s main objectives are to prevent harm to consumers and to meet all legal requirements. In pursuing these objectives, Five Below prefers to work on a collaborative basis with the responsible regulatory agencies whenever possible.

Appendix C

States in which Five Below currently operates

●	Alabama
●	Arizona
●	Arkansas
●	California
●	Connecticut
●	Delaware
●	Florida
●	Georgia
●	Illinois
●	Indiana
●	Iowa
●	Kansas
●	Kentucky
●	Louisiana
●	Maine
●	Maryland
●	Massachusetts
●	Michigan
●	Minnesota
●	Missippi
●	Missouri
●	Nebraska
●	New Hampshire
●	New Jersey
●	New York
●	North Carolina
●	Ohio
●	Oklahoma
●	Pennsylvania
●	Rhode Island
●	South Carolina
●	Tennessee
●	Texas
●	Virginia
●	Washington DC
●	West Virginia
●	Wisconsin

2025

five BELOW

Vendor Agreement

Section 2 of 3: Compliance

Contents

A.	Social Compliance Policy	28

B.	Factory Audits—Import Vendors	31

C.	Supply Chain Security Guidelines for Vendors, Suppliers, and Service Providers	32

	Overview	32
	Onboarding New Vendors for Supply Chain Safety and CTPAT:	33
	Five Below and SCAN	34
	Five Below Document Requirements at Time of Shipment	34
	Carton and Item Markings and Labeling	34
	Customs Country of Origin Requirements	34

D.	CTPAT Minimum Security Criteria	34

	Corporate Security	34
	Security Vision and Responsibility	34
	Risk Assessment	34
	Business Partners	34
	Cybersecurity	34
	Transportation Security	35
	Conveyance and Instruments of International Traffic (ITT) Security	35
	Container Inspection	35
	Container Sales	36
	Procedural Security	37
	Agricultural Security	38
	People & Physical Security	38
	Physical Security	38
	Physical Access Controls	38
	Education, Training, and Awareness	39

E.	Compliance with Applicable Laws	40

	Consumer Product Safety Improvement Act (CPSIA)	40
	Restricted Chemicals	40
	Packaging	40
	PFAS	40
	Flame Retardants	40
	Juvenile Products	40
	California Proposition 65	40

	Toxic Substances Control Act (TSCA) – Title VI for Composite Wood Products	41
	Volatile Organic Compounds (VOCs)	41
	Extended Producer Responsibility (EPR)	41
	Product Specific Requirements	41
	Product and Package Labeling	48
	Fair Packaging and Labeling Act & Uniform Packaging and Labeling Act (FPLA)	48
	FTC Textile and Care Labeling Rules	48
	Wool Rules	49
	Imitation Leather and Fur	49
	Uniform Law Label for Stuffed Articles	49
	Children’s Products	50
	Food	50
	Cosmetics	50
	Product Claims	50
	Private Brand Packaging Review and Approval	50
	Safety Data Sheet (SDS)	51
F.	Chemical Management Policy for Private Label Products	52
G.	Testing Process	54
	General Testing Guidelines	54
	Testing Guidelines	54
	Products with the Five Below Name and/or Brands, including 1616 Holdings	55
	Vendor-Branded Goods for which Five Below is Importer of Record	55
	Submitting Items to Five Below’s Designated Third Party Lab for Testing	56
	Lab Testing Process—Riskonnect ESG (formerly ICIX)	57
	Five Below Test Review Timelines	57

H.	Shipment Inspection	58

I.	Appendix A – Five Below’s Designated 3rd Party Audit, Inspection, and Lab Contacts	59

	Five Below Designated Labs & Audit Firms - China	59
	Five Below Designated Labs & Audit Firms - India	60
	Five Below Designated Labs & Audit Firms – Vietnam	61
	Five Below Designated Labs & Audit Firms – United States	62
	Five Below Designated Labs & Audit Firms – Bangladesh	62
	Five Below Designated Labs & Audit Firms – Cambodia	63
	Appendix B – Restricted Substances List for Private Label Products	63

A. Social Compliance Policy

Five Below strives to be an example of good human rights and labor practices throughout our business activities. As we do not own our manufacturing facilities, we take care in the selection of our vendors, and our process intends to screen out any that do not share our values. Our vendors must provide their workers with a safe work environment, conduct business in compliance will all Appliable laws (including applicable environmental, labor and employment laws), and refrains from corrupt practices and engaging in human rights violations. Five Below’s standards are based on the International Labor Organization’s (ILO) Declaration on Fundamental Principles and Rights at Work and other internationally recognized standards. All vendors, suppliers, manufacturers, authorized subcontractors, and their agencies within their supply chain are required to comply with the below:

Compliance with the Law.

Vendors must comply with all applicable laws and regulations of the United States, and the countries in which the vendors do business.

This includes but is not limited to all Applicable Laws regarding eradication of forced, indentured, involuntary or compulsory labor in its facilities. Five Below requires vendors’ suppliers, including labor brokers and agencies, to do the same.

Vendor must allow Five Below, and its agents, access to every facility to conduct scheduled and unscheduled inspections for the purpose of ensuring compliance with our social compliance requirements. It will grant Five Below and its Preferred Compliance Auditor the right to review all employee-related books and records maintained by the Vendor and to interview workers. Inspection/audit costs will be paid by the vendor.

No Forced Labor

Five Below condemns forced labor, prison labor, indentured labor, bonded labor and any other form of involuntary work at any point of the supply chain. All workers have the right to engage in work willingly, with freedom of movement and the ability to terminate their employment at any time. Employers are prohibited from retaining identification documents, requiring payment of fees, withholding wages or imposing debt bondage.

Vendor must ensure that their supply chain and materials incorporated into their products (including Goods supplied to Five Below) comply with all Applicable Laws (including international laws) prohibiting slavery and human trafficking.

Vendor has and will continue to maintain records that are sufficiently detailed to substantiate that all Goods it supplies to Five Below are produced in compliance with the anti-slavery and human trafficking laws of the country or countries where they are produced and will produce such records to Five Below or its auditors upon request.

No Child Labor

Vendor must have an established procedure for age verification as part of their onboarding process. All workers must be at least the local minimum legal working age or 15 years of age, whichever is older.

Minimum Wages, Hours, Benefits

All workers must be paid at least the minimum wage and benefits as required by any Applicable Laws and regulations; as well as compensated for overtime at the rate enforced by Appliable Laws and regulations.

Freedom of Association and Collective Bargaining

Vendors must respect the rights of all workers to lawfully associate or not associate with groups of their choosing, so long as the groups are permitted by law. Vendors shall not unlawfully prevent or interfere with employee associations and related activities.

No Discrimination

All hiring decisions must be based on the worker’s ability to perform the work required by the job. Vendor must follow all Applicable Laws and regulations and must prohibit discrimination or harassment due to an employee’s sex, race, color, religion, origin, age, disability, marital status, gender identity, gender expression, or sexual orientation. Vendors must maintain a workplace that is free from harassment or discrimination.

No Harassment and Abuse

Five Below does not tolerate any forms of abuse including but not limited to physical, sexual, psychological or verbal abuse. Workers must be treated with respect and dignity. Vendors must maintain a working environment free from abuse or harassment.

Health and Safety

Workers shall have access to acceptable working conditions, and, if applicable, acceptable living conditions. Vendor shall provide its workers with access to clean bathrooms, potable water, sanitary food storage areas, and sanitary dining areas. If Vendors provide dormitories or other housing for workers, these facilities must be sanitary, safe, and allow the housed employees to enter or exit freely.

Unauthorized Subcontracting

Subcontracting production or labor without prior written consent of Five Below is strictly prohibited. Use of any sub-contracted factories must be communicated to and approved by Five Below, in advance, of outsourcing production of Goods.

Vendors are responsible for ensuring that Five Below approved subcontractors are in compliance with Five Below’s Social Compliance policies and will provide Five Below with proof of compliance upon request. Subcontracted facilities are also subject to announced and unannounced Quality (SQP) and Social Compliance audits by Five Below and its agents.

Environmental

Vendor’s factories must be compliant with local regulations and have modernized their environmental controls.

Zero Tolerance Policy for Critical Violations

Five Below has zero tolerance for critical violations to the social compliance policy. These critical violations include child labor, forced or bonded labor, human trafficking, attempted bribery, or health and safety violations that result in immediate loss of life or serious injury. Five Below will cease conducting business with any vendor who has a critical violation and will require them to fix the issue immediately.

California Transparency in Supply Chains Act

Five Below is committed to upholding ethical sourcing practices globally, to protect the lives, freedom, and well-being of all individuals who take part in manufacturing Five Below products. Five Below supports the goals of the California Transparency in Supply Chains Act of 2010. Below are the steps Five Below is taking to prevent human trafficking and modern-day slavery in its supply chain.

●	Five Below has a zero-tolerance policy for unethical sourcing practices by Vendors, including a prohibition against use of forced and bonded labor. All work for Five Below must be completed on a voluntary and legal basis. This means that Vendor employees must be free to move and/or resign from their role, be free to leave at the end of their shift or under extenuating circumstances, and Vendors must not engage in illegal practices that restrict their employees’ freedom of movement.

●	Compliance with our vendor requirements is a pre-condition to start and maintain a business relationship with Five Below. All manufacturing partners are required to uphold Five Below vendor requirements.

●	Five Below reserves the right to conduct announced and unannounced audits, as well as follow- up visits and verification of Vendor facilities. Visits and audits are an opportunity for Five Below to strengthen its relationship with its Vendors, enhance transparency and work together on preventive actions. During an audit and any follow up visit, auditors meet with management, tour the site and interview employees.

●	Five Below vendor requirements apply to every vendor partnership that Five Below forms. Five Below has a zero-tolerance policy toward unapproved subcontractors, facilities and homework, and Vendors who are not open, transparent and cooperative; this allows Five Below to know who is producing goods and how such product is being produced. All of Five Below’s Vendors must abide by the laws of the country in which they are doing business.

●	If forced or bonded labor are found during a facility audit, Five Below will cease conducting business with the Vendor and require that they correct the problem immediately. If one of Five Below’s Vendors were found to be complicit in any form of forced or bonded labor, Five Below would require the Vendor address and correct the problem immediately and would launch an investigation. Five Below’s approach to manufacturing is to establish and maintain long-term partners that share its values, and where applicable, help develop preventive action plans to address and correct issues that arise. In extreme cases of systemic non-compliance or violation of its zero tolerance policies, Five Below reserves the right to terminate the business partnership with a Vendor.

B. Factory Audits—Import Vendors

New Vendors or New Factories

As Five Below does not own our manufacturing facilities, we take care in the selection of our vendors, and we partner only with those who share our values. We have an obligation to evaluate and assess each factory that manufactures goods using Five Below’s name and/or brands including 1616 Holdings, as well as national brands for which we are Importer of Record.

Each import vendor must disclose the name and address of all factories that they utilize or plan to utilize for the production Goods sold to Five Below. Trading companies will not be accepted in place of manufacturer information. For preliminary approval, all new factories must successfully complete the factory approval process by supplying the below documentation along with supporting evidence to ensure corrective action has taken place:

●	Social Compliance Questionnaire

●	Social Compliance Audit

●	Quality Assurance Audit

●	Customs Trade Partnership Against Terrorism (C-TPAT) self-assessment or SCAN audit

All audits must be less than 12 months old from date of the new factory request and conducted by an accredited third-party auditing firm.

Please view the BizLibrary for more guidance on social and quality audit criteria.

Factories with an unacceptable initial audit will not be accepted and will not be authorized for Five Below production. Vendors must provide, for each new import item, the factory from which the product will be sourced. Vendors will not be able to set up import SKUs until the factory has been approved.

Factories must be approved in advance of new import item set up. Not supplying factories in advance will delay new item set up until Five Below reviews and approves audit information. Five Below will require a three-way match of factory information between the SKU offer, PO, and booking in order to book the container.

Current Vendors

Vendors currently supplying goods to Five Below are expected to maintain compliant audits to ensure on-going compliance with Five Below’s Social Compliance, Quality and CTPAT policies. Vendors will be required to supply updated audits on an annual basis or in a cadence that is defined by the compliance team.

Audit Scheduling

If the factory does not have a valid audit on file, it must arrange to have one conducted by an accredited third-party auditing firm. Social compliance audits must be conducted by an APSCA member firm. Vendors who need assistance arranging an audit should utilize the below information as guidance:

The vendor is responsible for total audit costs and travel expenses when applicable. audit costs vary depending on the number of workers: please contact auditing firm for more information. Vendor must allocate adequate time for scheduling and timely completion of required audits.

Below is a matrix of designated audit firms by country. See appendix “A” for audit firm contact information.

Audit Type	China	India	Vietnam	USA	Cambodia

Social Compliance Audit	Intertek	Intertek	Intertek	Intertek	Intertek
	LRQA	LRQA	LRQA		LRQA
Quality Audit	Intertek	Intertek	Intertek	Intertek	Intertek
	TQS	Bureau Veritas

C. Supply Chain Security Guidelines for Vendors, Suppliers, and Service Providers

Overview

In the interests of securing 1616 Holdings, Inc (Five Below, Inc.), its shipments and its international supply chain, the company has initiated the implementation of supply chain security guidelines in line with the latest U.S. Customs and Border Protection CTPAT (Customs Trade Partnership Against Terrorism) requirements.

The Customs Trade Partnership Against Terrorism (CTPAT) program is a voluntary supply chain security program led by U.S. Customs and Border Protection (CBP) and focused on improving the security of private companies' supply chains with respect to terrorism, smuggling and any other illicit activity.

As a Certified member, Five Below is required to ensure that its business partners adopt security minded strategies and procedures that meet the CTPAT requirements. This applies to existing suppliers, as well as vendors interested in becoming a business partner and part of the Five Below supply chain.

Certified importers that outsource elements of their supply chain, such as foreign facilities, conveyances and domestic warehouses are required to assess and monitor their business partners' security protocols according to U.S. Customs CTPAT criteria. CBP enhanced their MSC (Minimum Security Criteria) in January of 2020. This is a significantly enhanced security profile, with specific ‘must’ and ‘should’ Security questions in the areas of: Upper Management, Risk Assessment, Business Partners, Procedural, Conveyance & International Instruments of Trade (ITT), Agricultural, Physical, Access Controls, Personnel, Training, and Cybersecurity. The expectation is that our Foreign Business partners are maintaining proven and verifiable processes that meet these criteria. These questions are listed below for your reference. All question pertaining to Customs Trade compliance and CTPAT should be sent to: CustomsTrade@fivebelow.com

Onboarding New Vendors for Supply Chain Safety and CTPAT:

Terms for understanding:

BSI- Risk Management and Audit software. User creates login and password, completes a Self- Assessment Questionnaire for Supply Chain Security

OMS – the Order Management System booking portal that direct import factories utilize when booking a shipment for an Import Purchase Order. Our Consolidator is M+R and our Customs Broker is Samuel Shapiro.

Riskonnect (formerly ICIX) – Software where vendors submit product test reports and shipment inspections.

Five Below has partnered with BSI Supply Chain Solutions to manage business partner validation and CTPAT compliance via the SCM (Supplier Compliance Management) module. Prior to the vendor receiving a Five Below purchase order:

●	New prospective Vendor provides factory name(s), address and contact information at time of set-up request through the New Vendor Setup Process with Five Below Merchandise Operations

●	Five Below Customs Trade will generate a ‘welcome’ email in the BSI portal, for each Factory contact provided, which will provide a link to the SCM portal

●	Each Factory will create a login and password from the link, provided in the email, using Google Chrome or Internet Explorer 10 or higher

●	Factory Name will be screened for Denied Party, and

●	Each Factory will take the MSC (Minimum Security Criteria) Self-Assessment in the BSI portal, unless they are already members of SCAN or are part of an approved AEO program

●	Customs Trade will evaluate the resulting score of the Self-Assessment or valid audit

●	If the score does not meet the minimum threshold, a Corrective Action Plan, a Supply Chain Security Factory Audit, or both, will be issued

What you need to know:

●	Five Below will use BSI to issue Self-Assessment Questionnaires for Supply Chain Security to our Business Partners

●	Five Below will issue Supply Chain Security factory audits through SCAN (Supplier Compliance Audit Network, highly recognized in the market), once the Self Assessments have been compiled and scored. Users will receive an email welcoming them to the Supply Chain Risk Solutions web portal, which includes a link to create an account

●	All BSI communication will come from fivebelow@scrisksolutions.com

○	If you are not the appropriate point of contact reply to the email with the updated name and email

○	The link is associated with your email and cannot be forwarded to another user

○	BSI is compatible with Google Chrome or Internet Explorer 10. Using other browsers may cause problems accessing BSI

●	You will receive a Supply Chain Security questionnaire.

●	SCAN, factory audits will be issued for Supply Chain Security audits only

●	Five Below is sensitive to the number of security audits factories complete during the year, and has signed with SCAN to reduce overall security audit fatigue and to drive operational efficiency without compromising security compliance excellence

Five Below and SCAN

Five Below is a member of SCAN (Suppler Compliance Audit Network). SCAN is an association of companies with global supply chains who collectively develop and manage supply chain security audits standards to reduce the audit fatigue and redundancy by way of confidential risk management platform.

As part of our ongoing Supply Chain Security audit program, factories will periodically need to audit their factories for Supply Chain Security. If the factory is an active SCAN member, we will incorporate the audit timeframe and utilize the SCAN audit. If the factory has an existing audit, Customs Trade will accept the report provided it is less than two years old.

Five Below Document Requirements at Time of Shipment

●	Commercial Invoice

●	Packing List

●	General Certificate of Conformity (GCC)

●	CTPAT 7-Point Inspection Certificate

●	Certificate of Origin

Depending upon the type of item:

●	LACEY

●	CITES

●	TSCA

●	IPR

Carton and Item Markings and Labeling

Manufacturers must place permanent distinguishing marks (tracking labels) on any consumer product primarily intended for children 12 years and younger, made on or after August 14, 2009. The marks must appear on the product itself, and its packaging, to the extent practicable.

Customs Country of Origin Requirements

The purpose of Country of Origin markings:

Section 304 of the Tariff Act of 1930 as amended (19 U.S.C.1304) requires most imports to bear labels informing the ultimate purchaser of their country of origin.

The country of origin marking on an item has an impact on consumers’ quality perceptions, affects the product’s admissibility, the rate of duty applied at time of import, its entitlement to special duty or trade preference programs, antidumping and government procurement.

Required marking characteristics:

1. Must be indicated in English and spelled out in full text. No abbreviation or short form version will be accepted.

2. Acceptable in the form of stickers, labels, tag, paint, or etching. The marking must be applied to a surface that ensures that the marking is conspicuous, legible and sufficiently permanent.

D. CTPAT Minimum Security Criteria

Corporate Security

Security Vision and Responsibility

●	Business partners should have a signed statement of support from a senior company official that is displayed throughout the company

●	The Business partner should form a cross-functional team from various disciplines within the organization to participate in the supply chain security process

●	There must be an internal audit process in place to ensure that the supply chain security policies and procedures are being adhered to

●	The Business partner must designate a supply chain security point of contact

Risk Assessment

●	An overall risk assessment must be conducted to identify and mitigate security vulnerabilities

●	Risk assessments must be reviewed at minimum on an annual basis

●	There should be a Crisis Management Plan in place, including business continuity, security recovery plans and business resumption

Business Partners

●	A written risk-based process must be in place for screening new business partners and monitoring existing partners. Financial soundness must be checked to ensure there is no involvement in money laundering or the funding of terrorist organizations

●	There must be written screening processes that include indicators to identify shipments or customers that might not be legitimate

●	Certification statuses of business partners, in a sponsored supply chain security program (such as AEO), must be monitored

●	A method must be in place to ensure that business partners have security measures in place that meet or exceed the minimum security criteria

●	Self-assessment questionnaires should be updated periodically

Cybersecurity

●	Written cybersecurity policies and procedures must be in place.

●	Security software and firewalls must be in place to protect IT systems, including provisions for data breaches and unforeseen events that can lead to data loss

●	The facility must regularly test the security of the IT system infrastructure

●	There must be a documented system in place to identify unauthorized access of IT systems, abuse of IT systems or tampering/altering of business data by employees or contractors.

●	Cybersecurity policies and procedures must be reviewed and updated annually or more frequently as risk or circumstances dictate

●	Access to IT systems must be restricted by job function and responsibilities

●	Individually assigned user accounts must be issued to all employees who access any IT related systems or programs

Transportation Security

Conveyance and Instruments of International Traffic (ITT) Security

●	Conveyances and instruments of International Traffic (ITT) must be stored, at all times, in a secure area to prevent unauthorized access

●	Security and agricultural inspections must be conducted on all shipping conveyances prior to loading

Container Inspection

All factory-loaded containers selected to transport Five Below cargo must be inspected according to the standards outlined by Five Below and by U.S. Customs and Border Protection (CBP).

The container inspection must be conducted prior to loading cargo for Five Below, and documented using an inspection checklist, including all locking mechanisms are in good working order and will detect any signs of tampering, conducted in a controlled area. Each form must be uploaded to the booking portal at time of shipment and accompany the commercial documents.

●	Front wall

●	Left side

●	Right side

●	Floor

●	Ceiling/Roof

●	Inside/outside doors

●	Outside/Undercarriage

●	If pest contamination is discovered during inspection, washing/vacuuming must occur to remove such contamination

●	Managers should conduct re-inspection based on risk to ensure effectiveness

Container Sales

Seal Controls

●	Management of seal controls must be restricted to authorized personnel

●	Seals must be securely stored in a secure area

●	A seal log of inventory, distribution, recording of new, and tracking must be maintained

●	Issuance of seals must be recorded in the log

●	Only trained, authorized personnel may affix seals to ITT

●	A driver must immediately notify applicable staff when a seal is broken

Placement

All containers loaded with Five Below cargo must be secured with an ISO-17712 high security seal immediately after loading. The seal must meet or exceed the current PAS/ISO 17712 standards. It must be a bolt seal or a cable seal (see Figure 2). FIVE BELOW will not accept any other type or lower rated seal to be placed on its shipments.

The seals must be placed on the right door of the container on the hasp that has the welded rivet. Once placed, the integrity of the seal must be tested by utilizing the V.V.T.T method.

The integrity of each of the affixed high security seals must be verified by implementing the following steps: (Figure 3)

●	View the seal

●	Verify the seal

●	Tug on the seal

●	Tug & Twist the seal

Figure 3

Procedural Security

●	Measures must be in place to prevent unauthorized address when cargo is staged overnight or extended periods of time

●	Cargo staging areas and the immediate surrounding areas must be inspected on a regular basis to ensure these areas remain free of visible pest contamination

●	The stuffing of cargo into containers/ITT should be supervised by a security officer or other designated person

●	Photos should be taken during the loading and sealing process to document the seal number and seal location

●	Procedures must be in place to ensure that all information used in the clearing of merchandise/cargo is legible, complete, accurate, protected against the exchange, loss, or introduction of erroneous information and reported on time

●	All shipping documents should be stored in a secure location to prevent unauthorized use

●	The Bill of Lading information provided to the customs administration must include the first foreign location where the carrier takes possession of the cargo

●	Shipping personnel who are responsible for reviewing import/export shipping data must be trained to recognize or identify suspicious cargo shipments

Agricultural Security

●	Written procedures must be in place that are designed to prevent pest contamination to include compliance with Wood Packaging Materials (WPM) regulations

People & Physical Security

Physical Security

●	Cargo handling and storage facilities, including trailer yards and offices, must be secured by physical barriers and/or deterrents that prevent access

●	Gates where vehicles and/or personnel enter or exit (as well as other points of egress) must be manned or monitored

●	Private passenger vehicles must be prohibited from parking in or adjacent to cargo handling and storage areas

●	Adequate lighting must be provided inside and outside the facility, including entrances, exits, cargo handling and storages areas, fence lines, and parking areas

●	Security technology should be used to monitor premises and prevent unauthorized access to sensitive areas

●	There must be written policies and procedures governing the use, maintenance, and protection of security technology for the access control, alarms, and video surveillance systems

●	A licensed/certified resource should be contracted to design and install the security technology systems

●	The security technology infrastructure must be physically secured from unauthorized access

●	Security technology systems should be configured with an alternative power source that will allow the systems to continue to operate in the event of an unexpected loss of direct power.

●	A CCTY system should be in place

●	The CCTV system should cover the premises and all sensitive areas to deter unauthorized access

●	Alarms should be used to alert the company to unauthorized access into sensitive areas

●	Cameras must be positioned to cover key areas of the import/export process

●	Cameras should have an alarm/notification feature, which would signal a ‘failure to operate/record’ condition

●	Periodic, random reviews of the camera footage must bey conducted by management, security, or other designated personnel, to verify that cargo security procedures are being properly followed

●	CCTV recordings of key import/export processes should be maintained for a minimum of 14 days after the shipment being monitored has arrived at the point of destination (where the container is first opened after clearing customs)

Physical Access Controls

●	There must be written procedures governing how identification badges and access devices are granted, changed, and removed

●	All visitors, vendors, and service providers must be required to present photo identification upon arrival. Also, there must be a registration log maintained that records the details of the visit

●	Drivers delivering / receiving cargo must be required to present photo identification to the facility prior to delivering / receiving cargo to verify their identity

○	The carrier must notify the facility of the estimated time of arrival for the scheduled pick up, the name of the driver, and truck number

●	Cargo truck pickup and deliveries must be made by appointment

●	Arriving packages and mail should be periodically screened for contraband before being admitted

●	Work requirements for security guards must be contained in written policies and procedures

●	Application information, such as employee history and references, must be verified prior to employment, to the extent possible and allowed under the law

●	Criminal history checks should be conducted as part of the employee background screening

Education, Training, and Awareness

●	The company must establish and maintain a security and awareness training program to foster awareness of the security vulnerabilities to facilities, conveyances, and cargo at each point in the supply chain

●	Drivers and other employees that conduct security and agricultural inspections of empty conveyances and instruments of international traffic (ITT) (containers), must be trained to inspect their conveyances/ITT for both security and agricultural purposes

●	Drivers must be trained on situational reporting – the procedures to follow if something is found during a conveyance inspection or if a security incident takes place while in transit

●	The company should have measures in place to verify that the employees understand the training such as through quizzes, a simulation exercise/drill, or, regular audits of procedures

●	Training must be provided that encompasses pest preventing measures, regulatory requirements applicable to wood packaging materials (WPM), and the identification of infested wood

●	Personnel must be trained on the company’s cybersecurity policies and procedures. This must include the need for employees to protect passwords / passphrases and compute access

●	Personnel operating and managing security technology systems must be trained in their operation and maintenance

Training that covers reporting security incidents, suspicious activities, and escalation procedures must be provided.

E. Compliance with Applicable Laws

Vendor agrees to comply fully with all Applicable Laws as required by Five Below’s then current Purchase Order Terms and Conditions, including as follows (without limitation). Vendor is responsible for ensuring product complies with the most current regulations and standards regardless of whether those requirements are captured in this document. If product is not included in this document, it does not mean it is exempt from meeting regulations and/or testing and labeling.

*ALL GOODS MUST PASS ALL CURRENT CPSC, ASTM, FDA, FTC, UL, AND OTHER APPLICABLE REQUIREMENTS AND MUST BE 50- STATE COMPLIANT AS TO PRODUCT AND PACKAGING CONTENT AND LABELING*

Consumer Product Safety Improvement Act (CPSIA)

Visit the Consumer Product Safety Commission’s website at www.cpsc.gov for the latest rules and regulations regarding cadmium, lead in paint and substrate, phthalates and phthalate substitutes, ASTM F963, toxicity testing and any other required tests.

Manufacturers and importers of certain general use products (non-children’s products) for which consumer product safety rules apply, must certify, in a written General Certificate of Conformity (GCC) based on testing or a reasonable testing program, that their products comply with those applicable rules. Manufacturers and importers of children’s products must certify, in a written Children’s Product Certificate (CPC) based on test results from a CPSC-accepted laboratory, that their children’s products comply with applicable children’s product safety requirements. The certificate must be completed in English and must contain all required information. Booking will not be granted without test reports and a Certificate of Conformity.

Products that are covered by a CPSC enforced regulation include but are not limited to:

●	Adult Wearing Apparel

●	Carpets and Rugs

●	Clothing Storage Units

●	Button Cell and Coin Batteries

●	Bicycle Helmets

●	Children’s Apparel and Sleepwear

●	Children’s Products

Restricted Chemicals

All products and their packaging must comply with all applicable federal, state and local chemical regulations. This includes but is not limited to:

●	CPSC lead and phthalate limits

●	California Proposition 65

●	California Jewelry Law

●	Toxic Free Cosmetics Act

●	Illinois Lead Poisoning Prevention Act

●	TSCA Title VI

●	Children’s chemical reporting laws, etc.

More information on restricted chemicals can be found below, however, this information is not all encompassing of all applicable federal and state chemical regulations. It is the vendor’s responsibility to ensure all products are 50-state compliant, including any reporting and product labeling specific to each applicable regulation.

Packaging

Toxics in Packaging Clearinghouse

All packaging and packaging components must comply with the regulated chemicals in the most current TPCH legislation. Testing indicating compliance with TPCH must be furnished at Five Below’s request. More information can be found at https://toxicsinpackaging.org/

Other Packaging Regulations

Several U.S. states have regulations for product packaging. Vendor is responsible for compliance with these regulations.

PFAS

Perfluoroalkyl and Polyfluoroalkyl substances are used in consumer products for their water, oil, grease, stain repellant and nonstick properties. More than 20 states have adopted PFAS regulations that apply to all consumer products. Certificates of Compliance must be furnished to Five Below upon request.

Flame Retardants

Several states have implemented measures to regulate flame retardants in consumer products such as children’s products, upholstered furniture, mattresses, and electronic enclosures. The restricted or prohibited flame retardants and the scope of regulated products are specific to each state.

Juvenile Products

Maine, New York, Oregon, Vermont, and Washington State require manufacturers or importers of goods to notify relevant authorities of the presence of certain chemicals in children’s products. Vendor must notify Five Below if any of the chemicals in these lists are intentionally added or may be present as contaminants. Specific requirements are accessible at the following links.

●	Maine Toxic Chemicals in Children's Products Act

●	New York Toxic Chemicals in Children’s Products

●	Oregon Toxic Free Kids Act

●	Vermont Chemical Disclosure Program for Children’s Products

●	Washington Children's Safe Products Act

California Proposition 65

Proposition 65, also known as the Safe Drinking Water and Toxic Enforcement Act of 1986, was enacted as a ballot initiative in the state of California. The proposition was intended to protect

California citizens and the State’s drinking water sources from chemicals known to cause cancer,

birth defects, or other reproductive harm, and to inform citizens about exposure to such chemicals.

Vendors must review the Proposition 65 chemical list (https://oehha.ca.gov/proposition- 65/proposition-65-list ) to determine whether SKUs produced contain chemicals above the safe harbor limits. Unless otherwise agreed in writing, Vendor is required to label any Goods that require a Proposition 65 warning with a warning meeting the requirements of California Code of Regulations Title 27 for consumer product warnings. Vendor must ensure the warning has been placed on the Goods (either on the product or the product labeling) in a manner that complies with the requirements.

Five Below’s Proposition 65 policy is as follows:

1.	Five Below prefers to sell products that are compliant with Prop 65 (i.e., that either do not contain any chemicals on the Prop 65 List, or contain such chemicals but within permissible safety levels) and thus do not require Prop 65 Warnings. Five Below, in its sole discretion, will consider exceptions to this policy on a case-by-case basis.

2.	All exceptions must be approved, in advance, by the Quality Assurance team. Five Below may request proof of product testing to confirm the Prop 65 Warning is warranted and appropriate.

3.	Although the law permits Prop 65 Warnings to be provided on in-store signage or on SKU packaging, Five Below does not allow vendors the option to provide in-store signage. This means that if a Prop 65 Warning is required, it must appear on the product’s package. If the SKU is offered for sale on Five Below’s e-commerce site, the Prop 65 Warning must be on the product display page and use the same content as the on-product warning.

4.	If a Prop 65 Warning is warranted and approved, and there is sufficient space on the packaging, Five Below prefers the “long-form” warning which includes the name of the chemical(s), along with the associated health risk(s). The current “short-form” Prop 65

Warning that only includes the associated health risk(s) may be used on packaging where the longer warning will not fit until December 31, 2027. Five Below will accept the updated “short-form" warning language however all short-form warnings must be updated to the new version by January 1, 2028.

5.	Five Below will not double-slot products in our distribution centers (meaning one SKU number for product with the Prop 65 Warning and another KSU number for product without the Prop 65 Warning).

When submitting new items to Five Below, Vendor must indicate whether the item and its packaging meet the safe harbor limits, whether the item or its packaging require a Proposition 65 warning label or if the item cannot be sold in California.

For any Goods purchased by Five Below that are found at any time to not be Proposition 65 compliant and for which Five Below has not provided written advance approval, Five Below, in addition to any other rights or remedies which it may have at law or in equity, shall have the right to reject, return or dispose of and recover costs at the Vendor’s expense. Further, any such Goods may not be replaced with other Goods, without written authorization from Five Below.

Toxic Substances Control Act (TSCA) – Title VI for Composite Wood Products

TSCA Title VI is a regulation that mandates the reduction of formaldehyde in composite wood products. Composite wood includes but may not be limited to hardwood plywood, medium-density fiberboard, and particleboard, as well as household and other finished goods containing these products. TSCA Title VI establishes formaldehyde emission standards identical to the California Air Resources Board (CARB) limits. Composite wood products must be tested and certified by an EPA- recognized third-party certifier. Applicable products must be labeled as TSCA Title VI compliant. More information can be found at Formaldehyde Emission Standards for Composite Wood Products | US EPA

Volatile Organic Compounds (VOCs)

Volatile Organic Compounds (VOCs) are present in a wide range of consumer products, including paints, pesticides, personal care items, aerosol sprays, cleaners, room deodorizers, rugs, and carpets, among others. Several states in the U.S. have established regulations that limit the concentration of VOCs in these products. Vendor is responsible for ensuring that products containing VOCs comply with applicable regulatory limits.

Extended Producer Responsibility (EPR)

All packaging as well as some textiles may in scope for Extended Producer Responsibility (EPR). EPR is a policy approach where producers are responsible for their products throughout the entire lifecycle, including post-consumer stage. Vendors must be familiar with EPR laws in all US states and be compliant with all applicable requirements, inclusive of any registration and fee requirements.

Product Specific Requirements

Below is a listing of certain product requirements but it is not intended to supply Vendor with a listing of all applicable requirements with which Vendor must comply, including restricted substances. If a product is not included below, it does not mean it is exempt from meeting regulations. Products may be in scope of meeting multiple requirements, for example, an electric tea kettle must meet food contact requirements in addition to electrical requirements.

Apparel & Accessories
Product	Regulation/Standard
	Flammable Fabrics Act	16 CFR 1610 16 CFR 1611
	Textile and Wool Act	● Fiber Content ● Country of Origin
Wearing Apparel	Care Labeling Rules	For imported product ● RN # or Company Name ● Care Instructions
Utah Bedding, Upholstered
	Furniture, and Quilted Clothing	Manufacturer must obtain license in the
	Inspection Act	state of Utah
Applicable to quilted apparel
Jewelry	Hazardous Substances: Metal Containing Jewelry	California SB-647
	Safety Standard for Magnets If applicable	16 CFR 1262
	Consumer Product Safety for Children’s Jewelry Applicable for children’s products	ASTM F2923
	Consumer Product Safety for Adult Jewelry	ASTM F2999
	California’s Metal-Containing Jewelry Law	CA Health & Safety Code §§ 25214.1 - 25214.4.2
CPSIA Tracking Label Applicable for children’s products

●  Manufacturer or private labeler name

●  Location and date of production

●  Batch or run number

●  Any other information to facilitate ascertaining the specific source of the product (e.g., address of the manufacturing plant)

Sunglasses	FDA Establishment Registration	21 CFR 807
	Lens Impact Resistance	21 CFR 801.410
	Medical Device Labeling in Compliance with 21 CFR 801	● Company name ● Business location (street address, city, state, ZIP code) ● Statement (“Manufactured for…” or “Distributed by….”)

Room
Product	Regulation/Standard
Case Goods	STURDY Act Applicable to Clothing Storage Units 27 inches and taller	ASTM F2057 Must contain an anti-tip device that meets the requirements of ASTM F3096
	EPA TSCA Title VI Formaldehyde Emissions Applicable to finished goods containing composite wood	ASTM E 1333 (large chamber test method) Secondary Method - ASTM D6007 Label must include: 1. Manufacturer’s name 2. Production date (month/year) 3. TSCA Title VI compliant
Upholstered Furniture	EPA TSCA Title VI Formaldehyde Emissions Applicable to finished goods containing composite wood	ASTM E 1333 (large chamber test method) Secondary Method - ASTM D6007 Label must include: 1. Manufacturer’s name 2. Production date (month/year) 3. TSCA Title VI compliant
Flammability & Use of Flame Retardants

TB-117-2013 & SB-1019

All upholstered furniture must include the flammability label as well as the additional statement required by SB-1019, indicating if flame-retardant chemicals are present.

COVID-19 Regulatory Relief and Work From Home Safety Act

Must include a permanent label located on the product

containing the statement, ‘‘Complies with U.S. CPSC

requirements for upholstered furniture flammability’’.

	Law Label for Stuffed Products	Uniform Law Label Registration required in certain states
Pillows and Quilts stuffed articles	Law Label for Stuffed Products	Uniform Law Label Registration required in certain states
Food Contact	Ceramic or Glass	US FDA CPG 7117.06 and 7117.07
	Plastic and Polymeric Coating	21 CFR 175 21 CFR 177 21 CFR 180.22 21 CFR 181.32 (per plastic type)
	Silicone Rubber	21 CFR 177.2600
	Wood	21 CFR 178.3800
	Paper and Cardboard	21 CFR 176.170
	Silver Plated Metal	FDA CPG 7117.05
	Stainless Steel	AISI 200, 300 or 400 series minimum chromium content is 16%. If chromium content of the stainless steel is ˂16% but ≥11.5%, it shall meet requirements of GRAS - leachable heavy metal test
	Chemical Disclosure for Cookware Vendor must contact Five Below Compliance if disclosure required	California AB1200 Colorado HB22-1345
Rugs Inclusive of bathmats	Flammable Fabrics Act	16 CFR 1630 16 CFR 1631 Include flammability labeling for small rugs when applicable
Diffusers & Air Fresheners	California Cleaning Product Right to Know Act	SB-258

Outdoor & Sports
Product	Regulation/Standard
Massage Therapy Devices Electrical devices must meet additional electrical requirements	FDA Establishment Registration	21 CFR 807
Hot/Cold Packs Electrical devices must meet additional electrical requirements	FDA Establishment Registration	21 CFR 807
Hydration Bottles	Plastic and Polymeric Coating	21 CFR 175 21 CFR 177 21 CFR 180.22 21 CFR 181.32 (per plastic type)
	Silicone Rubber	21 CFR 177.2600
	Stainless Steel	AISI 200, 300 or 400 series minimum chromium content is 16%. If chromium content of the stainless steel is ˂16% but ≥11.5%, it shall meet requirements of GRAS - leachable heavy metal test
Goggles	Lens Impact Resistance	21 CFR 801.410
	Sharp Points and Edges	16 CFR 1500. 48 16 CFR 1500. 49
Bicycle Helmets	Safety Standard for Bicycle Helmets	16 CFR 1203
Water Guns	Marking of toy, look-alike, and imitation firearms	16 CFR 1272
	Toy Safety Standard	ASTM F963
	CPSIA Tracking Label Applicable for children’s products	● Manufacturer or private labeler name ● Location and date of production ● Batch or run number ● Any other information to ascertain source of product (e.g., address of manufacturing plant)
Tents	Flammability of Camping Tents	CPAI-84
Citronella & Pesticide Devices Products make claims to repel pests and control or mitigate disease vectors eg., Lyme’s disease or West Nile Virus	Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA)	Product must be registered with the Environmental Protection Agency in accordance with 40 CFR 167 Product must meet labeling requirements of 40 CFR 156
	State Pesticide Registration	Each state may have their own pesticide and pesticide device requirements in addition to FIFRA

Seasonal *If vendor does not see applicable product in this category, it may be located in another category*
Product	Regulation/Standard
Costumes	Flammable Fabrics Act	16 CFR 1610
	Toy Safety Standard	ASTM F963
CPSIA Tracking Label Applicable for children’s products

●  Manufacturer or private labeler name

●  Location and date of production

●  Batch or run number

●  Any other information to facilitate ascertaining the specific source of the product (e.g., address of the manufacturing plant)

Holiday & Decorative Lighting	Substantial Product Hazard	16 CFR 1120
	Lead Requirements in Wires and Cables Coated with PVC California Proposition 65	Lead content by weight of no more than 0.03% (300 ppm) EPA 7420
	Department of Energy (DOE)	Product must comply with any applicable DOE standards
	Federal Communications Commission (FCC) If Applicable	47 CFR 15
	Laser Products	21 CFR 1040
	Coin Cell & Button Battery Operated Products	16 CFR 1263
	New York Bill No. A04522A Applicable to seasonal and decorative lighting product with electrical cord casing containing lead in a quantity greater than 100 ppm	Must have warning label that reads “WARNING: HANDLING THE COATED ELECTRICAL WIRE OF THIS PRODUCT MAY EXPOSE YOU TO LEAD. WASH HANDS THOROUGHLY AFTER USE.”

Games & Toys
Product	Regulation/Standard
Toys	Toy Safety Standard	ASTM F963 Vendor is responsible for identifying what sections are applicable to the product
	California’s Toy Safety	CA Health & Safety Code § 108550
	Hazardous Liquid Chemicals	16 CFR 1500.231
	EPA TSCA Title VI Formaldehyde Emissions Applicable to finished goods containing composite wood	ASTM E 1333 (large chamber test method) Secondary Method - ASTM D6007 Label must include: 1. Manufacturer’s name 2. Production date (month/year) 3. TSCA Title VI compliant
	Age Grading	CPSC – Age Determination Guidelines
	CPSIA Tracking Label Applicable for children’s products	● Manufacturer or private labeler name ● Location and date of production ● Batch or run number ● Any other information to ascertain specific source of product (e.g., address of manufacturing plant)
Battery-Operated Products	Toy Safety Standard	ASTM F963 Vendor is responsible for identifying what sections are applicable to the product
	Coin Cell & Button Battery Operated Products Applicable for products that are not in scope of the Toy Safety Standard	16 CFR 1263
	CPSIA Tracking Label Applicable for children’s products	● Manufacturer or private labeler name ● Location and date of production ● Batch or run number ● Any other information to ascertain specific source of product (e.g., address of manufacturing plant)
Stuffed Toys	Toy Safety Standard	ASTM F963 Vendor is responsible for identifying what sections are applicable to their product
Stuffed Toy Licensing and Labeling

Ohio, Pennsylvania, and Massachusetts require the licensing of stuffed toy manufacturers and the labeling of stuffed toys.

For stuffed home and clothing articles registration

is required in additional states

	CPSIA Tracking Label Applicable for children’s products	● Manufacturer or private labeler name ● Location and date of production ● Batch or run number ● Any other information to ascertain specific source of product (e.g., address of manufacturing plant)

Create, Stationary & Party *If vendor does not see applicable product in this category, it may be located in another category*
Product	Regulation/Standard
Art Materials	Labeling of Hazardous Art Materials Act (LHAMA)	16 CFR 1500.14 ASTM D4236
	California’s Art or Craft Materials	CA Health & Safety Code § 108550
Science Kits	Ingredient and Label Review	ASTM F963
Balloons	Latex	16 CFR 1500.19
	Foil/Mylar	California AB847

Tech
Product	Regulation/Standard
Lighting	Lead Requirements in Wires and Cables Coated with PVC California Proposition 65	Lead content by weight of no more than 0.03% (300 ppm) EPA 7420
	Department of Energy (DOE)	Product must comply with any applicable DOE standards
	Federal Communications Commission (FCC) If applicable	47 CFR 15
	Laser Products	21 CFR 1040
Battery-Operated Products	Coin Cell & Button Battery Operated Products	16 CFR 1263
Bluetooth Devices	Federal Communications Commission (FCC)	47 CFR 15

Beauty & Food
Product	Regulation/Standard
Cosmetics	Good Manufacturing Practices	Modernization of Cosmetics Regulation Act of 2022
	Safety Substantiation	Modernization of Cosmetics Regulation Act of 2022
	Cosmetic Product Listing & Facility Registration	Modernization of Cosmetics Regulation Act of 2022
	Food, Drug and Cosmetic Act (FD&C Act)	21 CFR 1 21 CFR 2 21 CFR 20 21 CFR 250 21 CFR 700
	Cosmetic Labeling	21 CFR 701 21 CFR 740 Modernization of Cosmetics Regulation Act of 2022
	CA Microbeads Nuisance Prevention	California Public Resources Code Section 42360-42367
Oral Care	Fluoride	21 CFR 355
Must meet FDA OTC Drug Requirements
	CA Microbeads Nuisance Prevention	California Public Resources Code Section 42360-42367
Hand Sanitizer	Food and Drug Administration (FDA)	Facility must be registered, product must have National Drug Code (NDC) and labeling must meet FDA OTC drug requirements
Sunscreen	Food and Drug Administration (FDA)	Facility must be registered, product must have National Drug Code (NDC) and labeling must meet FDA OTC drug requirements 21 CFR 352 21 CFR 201.327
Candy, Snacks & Beverages	Food and Drug Administration (FDA)	Must meet all applicable FDA testing and labeling requirements outlined in 21 CFR

Product and Package Labeling

All products and their packaging must comply with all applicable federal, state, and local labeling regulations. Below is a list of specific labeling requirements but is not intended to provide Vendor with a list of full requirements that may apply to each product or package. Vendor has ultimate responsibility to ensure that the product and package is labeled according to all applicable federal, state, and local regulations.

Fair Packaging and Labeling Act & Uniform Packaging and Labeling Act (FPLA)

All products must comply with FPLA. The FPLA requires each package of household "consumer commodities" that is included in the coverage of the FPLA to bear a label that includes a statement identifying the commodity, e.g., detergent, sponges, etc.; the name and place of business of the manufacturer, packer, or distributor; and the net quantity of contents in terms of weight, measure, or numerical count (measurement must be in both metric and inch/pound units). More information can be found at Fair Packaging and Labeling Act: Regulations Under Section 4 of the Fair Packaging and Labeling Act | Federal Trade Commission (ftc.gov)

a)	Five Below Private Label Products: All Product packaging for Five Below private label products must contain (as directed by Five Below) ‘Manufactured for 1616 Holdings, Inc.’ or ‘Distributed by 1616 Holdings, Inc.” Unless required by Applicable Law, only the city and state of 1616 Holdings, Inc. shall be listed. The city and state is ‘Philadelphia, Pennsylvania’. If a full street address is required by Applicable Law, the address is ‘701 Market Street Suite 200, Philadelphia PA 19106’.

b)	Non-Private Label Products: All Product packaging shall be labelled as required by Applicable Law and shall not identify Five Below or any of its affiliates.

c)	Vendor Information: Vendor/Manufacturer’s name, and the Vendor/Manufacturer’s Place of Business will only be included on packaging if specifically directed by Five Below, or otherwise required by Applicable Law.

FTC Textile and Care Labeling Rules

Requires that certain textiles sold in the United States carry labels disclosing the following:

●	Fiber Content

○	Generic fiber names and percentages by weight of each constituent fiber listed in descending order of predominance.

●	The manufacturer or marketer name or the Registered Identification Number (RN)

○	If the item is distributed by 1616 Holdings Inc, Five Below’s RN number 163199 must be presented on the sewn in label.

●	The country where the product was manufactured

○	When a garment has a neck, the country of origin label must be attached on the center back neck.

○	Socks must be marked on the front of their packages or labels with the English name of the country of origin. This mark must be placed adjacent to the size designation.

○	All other products must list the country of origin in an easily accessible and conspicuous location.

●	Care instructions

○	Must use ASTM symbols or written instructions in English.

More information on Textile Labeling can be found at Threading Your Way Through the Labeling Requirements Under the Textile and Wool Acts | Federal Trade Commission.

More information on Care Labeling can be found at Clothes Captioning: Complying with the Care Labeling Rule | Federal Trade Commission.

Wool Rules

The Wool Products Labeling Rules require labels on wool products disclosing the manufacturer's or marketer's name, the country where the product was processed or manufactured, and information about the fiber content. More information can be found at Wool Products Labeling Rules | Federal Trade Commission.

Imitation Leather and Fur

If all or part of an industry product is made of non-leather material that appears to be leather, the fact that the material is not leather, or the general nature of the material as something other than leather, should be disclosed. For example: Not leather; Imitation leather; Simulated leather; Vinyl; Vinyl coated fabric; or Plastic. More information can be found at Leather Guides | Federal Trade Commission.

Faux fur products must be labeled with the words “Faux Fur” in addition to the actual material content.

Uniform Law Label for Stuffed Articles

Law labels are enacted and enforced at the state level and each state may have different requirements. In addition to fastening a uniform law label to a stuffed article, certain states may require the Vendor/Manufacturer to apply for a license and obtain a registration number. Vendor is responsible for understanding and complying with all laws.

The label must be legible and accessible to the customer at time of purchase. If the label is hidden by packaging, the label must be on the product packaging as well.

The website for International Association of Bedding and Furniture Labeling Officials (www.IABFLO.org) contains contacts for each State.

*ALL BEDDING AND UPHOLSTERY ITEMS, INCLUDING PLUSH, MUST CONTAIN VALID REGISTRATION NUMBERS AND BE ON FILE WITH DEPARTMENT OF LABOR AND INDUSTRY IN APPLICABLE STATES*

Children’s Products

All children’s products that are designed or intended primarily for use by children ages 12 and younger must have distinguishing permanent marks (generally referred to as “tracking labels”). Tracking labels must be affixed to the product and its packaging to the extent practicable and provide certain identifying information. ALL tracking labels must contain certain basic information, including:

●	Manufacturer or private labeler name

●	Location and date of production of the product

●	Detailed information on the manufacturing process, such as a batch or run number, or other identifying characteristics

●	Any other information to facilitate ascertaining the specific source of the product. More information can be found at Tracking Label Business Guidance | CPSC.gov

Food

Food products, inclusive of snacks, candy, and beverages, must be labeled in compliance with FDA regulations. More information on specific guidelines related to content of the label, placement of information on the label, type size, etc. can be found at Guidance for Industry: Food Labeling Guide | FDA

Cosmetics

The Federal Food, Drug, and Cosmetic Act (FD&C Act) defines cosmetics as "articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body...for cleansing, beautifying, promoting attractiveness, or altering the appearance". Among the products included in this definition are skin moisturizers, perfumes, lipsticks, fingernail polishes, makeup, cleansing shampoos, permanent waves, hair colors, and deodorants, as well as any substance intended for use as a component of a cosmetic product. The full list of cosmetic product categories can be found at Cosmetic Product Categories and Codes | FDA. Vendor must have advance approval from Five Below’s Compliance department to use 1616 Holdings on any cosmetic product.

In addition to product listing and facility registration requirements identified in the product specific requirements above, all cosmetics must comply with the labeling requirements of the Federal Food, Drug, and Cosmetic (FD&C) Act, Modernization of Cosmetic Regulation Act of 2022 (MoCRA), the Fair Packaging and Labeling (FP&L) Act, and the regulations published by the Food and Drug Administration under the Authority of these laws.

For detailed information on cosmetic labeling please review the Cosmetics Labeling Guide | FDA and SEC. 609 of Modernization of Cosmetics Regulation Act of 2022 (MoCRA) | FDA.

Product Claims

All product claims made on product packaging or web product description must comply with applicable FTC and FDA regulations, as well as any other applicable regulations pertaining to the product category. Vendors may be requested to furnish documentation which substantiates claims. (Example – ‘BPA Free’ claim on packaging of a water bottle must be supported by test reports proving the product is free of BPA).

There are many different types of claims, and the requirements vary by product category. Vendors must ensure claims are accurate and comply with all applicable requirements. For example, if the product claims meet the definition of a drug, the product must comply with drug requirements.

More information about FTC claims, including environmental, health and advertising claims, can be found at Advertising and Marketing | Federal Trade Commission

More information about FDA claims, including food, dietary supplements and cosmetic claims, can be found at Label Claims for Food & Dietary Supplements | FDA and Cosmetics Labeling Claims | FDA

Private Brand Packaging Review and Approval

Packaging for Goods that are private labeled for Five Below (“Exclusively for 1616 Holdings”, “Distributed by 1616 Holdings”, or “Manufactured by 1616 Holdings”) requires a tracking number on the customer packaging as well as the product itself.

Packaging must be reviewed and approved by Five Below QA-Compliance department prior to production. Dielines must be emailed to QA-Compliance@FiveBelow.com for approval.

Contact QA-Compliance department for further details.

Safety Data Sheet (SDS)

Chemical-containing products include:

Over-the-counter pet pharmaceutical products, nutritional supplements, personal care products, household products (pesticides, cleaners, air fresheners, etc.) / batteries: including products containing a battery / electronics containing a circuit board or flashing lights / light bulbs: incandescent, neon, and fluorescent / some food products: cooking oil, energy bars, vitamin drinks / products dispensed by aerosol or bag-on-valve method/ personal care and beauty products/hair care products

Vendor is required to review the full list of chemicals and confirm whether Goods require SDS by accessing this website: https://www.dir.ca.gov/title8/339.html.

Below are examples of categories that require SDS; however, this is not intended to be inclusive of every item that could require SDS:

Five Below maintains Safety Data Sheets (SDS) on all chemical compounds used in our locations. These forms allow Five Below to determine whether substances to which employees and customers are exposed are hazardous and, therefore, subject to the hazard communication regulation. These SDSs will also be made available for review in accordance with all applicable OSHA and state regulations.

Vendors must supply Five Below with SDSs that provide information such as health hazards, special chemical and physical characteristics, protective measures, precautions for safe handling, use and storage of each chemical.

SDS’s must comply with all applicable laws.

Vendor must provide SDS for applicable items at the time of Item Set-Up unless the item is in pre- production, in which case, Vendor must provide SDS within thirty days of receipt of Purchase Order. SDS must be provided to Five Below Merchandise Buyer.

F.	Chemical Management Policy for Private Label Products

1.	Intent

Five Below prioritizes offering products that meet or exceed applicable legal and environmental preservation by using safe chemicals and materials, in compliance with regulatory requirements. Where practicable and in keeping with Five Below’s commitment to provide high quality, extreme value products to its customers and to preserve long-term value for its shareholders, Five Below aims to have its private label vendors avoid or reduce the use of certain ingredients (“chemicals of concern”) which may have the potential to present health risks to its customers.

2.	Scope

The scope of Five Below’s Chemical Management Policy for Private Label Products encompasses a comprehensive approach to monitor the presence of chemicals of concern across its private label products, parts or components, and packaging.

Five Below follows the threshold limits established by federal, state and local regulations for such chemicals and expects its vendors to also comply with these guidelines. Five Below will create and disclose an initial Restricted Substances List that will apply to private-label products and will use this list as a watch list to monitor progress.

3.	Supply Chain Transparency

Five Below provides its vendors with vendor agreements and testing protocols including the chemicals of concern thresholds, in addition to all applicable laws and regulations. Five Below typically requires private-label products to undergo testing to ensure regulatory compliance from an approved third- party laboratory. Five Below may randomly audit products to ensure compliance.

The following references describe the guidelines for chemical compliance, encompassing relevant laws, requirements, and standards that suppliers must undergo inspection and testing to ensure adherence. The testing methods and criteria have been formulated to meet both state and federal regulations as well as industry-standard testing methods and procedures, including, but not limited to:

California Proposition 65 - OEHHA

Consumer Products Safety Improvement Act (CPSIA) of 2008 Children's Safe Products Act - Washington State Department of Ecology 2021 Update to TPCH Model Legislation - Toxics in Packaging

General testing standards include, without limitation, the following:

1.	Vendors are required to test products and consumer packaging against Five Below’s corporate test protocols (if applicable).

2.	Vendors are required to hold test reports for all products sold to Five Below for as long as legally mandated. Every 12-month test report needs to be renewed, unless otherwise specified.

3.	Separate testing is required for products sourced from multiple factories.

4.	When product testing is requested or required, vendors must complete and submit passing product testing to Five Below prior to shipping.

5.	All goods must pass all current CPSC, ASTM, FDA, FTC, UL, EPA and other applicable requirements and must be 50- state compliant as to product and packaging content and labeling.

6.	General Certificates of Conformity and Children’s Product Certificates may be required.

4.	Informed Consumers

Five Below aims to uphold consumer confidence in the products it offers by transparently providing pertinent details about its policies. This includes outlining the objectives, scope, accountability measures with both vendors and customers, and the commitment to publicly disclose these initiatives in periodic sustainability updates.

See Appendix B, Restricted Substances List for Private Label Products for specific chemicals in scope of this policy.

G.	Testing Process

The safety of Five Below’s customers and legal compliance from an ethical and business perspective is of critical importance to Five Below. Five Below’ policy is to provide quality products that safely perform their intended functions and meet all applicable legal requirements.

General Testing Guidelines

●	Vendors must use Five Below’s designated test labs. Use of any other third-party Lab must be approved, in advance, in writing, by the Five Below QA/QC Director. Email QA- Compliance@fivebelow.com for approval.

Below is a matrix of Five Below nominated third party laboratories by country for product testing.

	China	India	Vietnam	United States of America	Cambodia
Product Testing /	Intertek	Intertek	Intertek	Intertek	Intertek
Battery Testing / Laser/ LED Testing	BACL	BV	STC	STC
Microbiological	Intertek	Intertek	Intertek
testing	Bureau Veritas	Bureau Veritas	Bureau Veritas	Intertek	Intertek
(TRA / USP 61/62)	BACL		STC

●	Vendor must test Goods against Five Below’s corporate test protocols before mass production. Vendor must hold test reports for all products sold to Five Below for as long as legally mandated. Vendor must supply, on demand, a valid test report demonstrating compliance with all applicable laws

●	All products supplied to Five Below must comply with all Federal, State, and local laws, rules, ordinances and regulations

●	Vendors are responsible for monitoring timing of testing timelines to ensure that PO’s meet required dates. Testing is NOT an excuse for late deliveries

●	Separate testing is required for products sourced from multiple factories

●	Seasonal products must be tested prior to shipping for each season, regardless of last report date

●	Products made from final production material or final production items AND customer packaging must be tested.

●	Products requiring a CPC or GCC must include the respective certificate at the end of the test report, issued by the third-party laboratory.

●	Product testing must be dated within the last 12 months. Expired test reports will NOT be accepted

●	Valid dates for specialized testing are below:

○	FCC Test Reports – valid for 5 years after test date

○	Battery Test Reports – valid for 1 year after test date

○	Laser/LED Test Reports – valid for 3 years after test date

○	Microbiological (TRA/USP) – valid for 1 year after test date

●	Test reports for products made for other retailers (for example, the same base product with different embellishments and/or packaging) WILL NOT BE ACCEPTED

●	Five Below reserves the right to require test reports for all Goods

●	Vendor is responsible for all testing fees

●	When product testing is requested or required, Vendor must complete and submit passing product testing to Five Below prior to shipping. Five Below reserves the right to refuse delivery of any shipments, and to cancel Purchase Orders, where passing product testing is not provided. If Vendor cannot provide passing product testing for an accepted shipment, Vendor agrees to a return of such product and/or chargeback, and to assume costs associated with any return of the product such as shipping costs

Testing Guidelines

Products with the Five Below Name and/or Brands, including 1616 Holdings

Any product with the Five Below name on the item or packaging (‘distributed by 1616 Holdings, ‘manufactured exclusively for 1616 Holdings’, ‘exclusively for 1616 Holdings’, etc.) must be tested by Five Below’s designated third party lab. This applies to all SKUs, whether Five Below is the importer of record or is sourcing the goods from a U.S. location.

Vendor-Branded Goods in Tech Departments

Five Below requires product testing from our designated 3rd party Lab for all Goods in the Tech departments, regardless of branding, including but not limited to Goods such as audio, power and personal electronics, and device accessories.

Vendor-Branded Goods for which Five Below is Importer of Record

Any product for which Five Below is Importer of Record must be tested by Five Below’s designated third party lab.

All goods not covered under the above categories must be tested for compliance with all regulatory and safety requirements by a CPSC-accredited third-party laboratory. Vendors are required to retain these test reports. Five Below reserves the right to request the test reports from the vendor. Testing must be conducted using the actual production materials intended for sale to Five Below.

Test reports for these products must be received and approved by Five Below QA/QC department NO LATER THAN 5 weeks prior to shipment.

Submitting Items to Five Below’s Designated Third Party Lab for Testing

●	Vendor must submit to the Lab a final production sample labeled with the proper UPC number, color and description

○	Samples must be final packaged product, representative of merchandise being shipped to Five Below. Ensure all packaging components are submitted (including hang tags and swift tacks)

●	Items must:

○	Be from the same factory

○	Utilize the same base protocol

○	Be composed of the same base material(s)/substrates

○	Be made within the same manufacturing process

●	Vendor must include all relative UPCs and vendor part/style numbers

●	Sample collection must be conducted at one time at the same facility or items must be self- submitted together, as applicable

●	Final packaging must be tested for Toxins in Packaging Clearinghouse (TPCH) and for phthalates, meeting the February 2021 updates to TPCH Model Legislation https://toxicsinpackaging.org/2021-update/

●	Lab is not authorized to add additional style numbers to a report if the items were not received together

●	If a sample fails due to chemical non-compliance (i.e. levels are above either Federal or State mandated limits, vendor MUST NOT ship to Five Below any of the goods produced with non- compliant materials.

Multiple products may be added to the same report under the following conditions (samples must be received at the same time):

●	Items which have the same UPC (assortment SKUs), regardless of protocols applied

○	Color variance only

■	All colors must be provided to the Lab (1 sample per color)
■	Lab will determine whether additional tests would be required based on different colors.
■	Lab is authorized to request additional samples, if needed.

○	Size variance only

■	One of each size must be provided to the lab
■	Lab will determine whether additional tests would be required based on size
■	Lab is authorized to request additional samples, if needed.

●	All other scenarios require separate test reports. Contact Five Below QA-Compliance with any questions at QA-Compliance@FiveBelow.com

Lab Testing Process—Riskonnect ESG (formerly ICIX)

Five Below has partnered with Riskonnect to manage the test report and shipment inspection request and review process.

Each Vendor, with the exception of Candy and Food Vendors, will be set up with a Riskonnect account. Five Below will pay the cost of the first 5 users on the Vendor’s account.

Riskonnect will generate test and shipment inspection requests automatically. Once a request is generated, individuals on Vendor’s account will receive an email notification of a new task.

Vendor is responsible to upload documentation against the appropriate request PRIOR to shipment of Goods. Additional information will be shared with the Vendor at the time of Riskonnect set up.

Do NOT email Lab reports directly to Five Below.

Five Below Test Review Timelines

Five Below’s Quality team will review each test report.

●	Allow at least three business days for test report processing

●	Approval or rejection of test reports and shipment inspections will be provided via Riskonnect. Vendor will receive an email notification once the submitted document has been approved or rejected

Note:

●	Vendor receipt of Five Below QA-Compliance approval is REQUIRED PRIOR to shipment

●	Five Below PO’s are subject to cancellation and/or chargebacks if Vendor does not adhere to test protocols outlined in this document or contributes to testing delays that result in late shipments

●	If Five Below does not have an accepted test report on file for a ‘distributed by 1616 Holdings’ or ‘exclusively for 1616 Holdings’ item, it will NOT be offered for sale

●	Five Below will NOT accept GCC’s (General Certificate of Conformity) in lieu of test reports.

H.	Shipment Inspection

Import Goods that are ‘distributed by 1616 Holdings’, ‘manufactured for 1616 Holdings’, or ‘exclusively for 1616 Holdings’ are subject to Five Below designated third party shipment inspection at factory site prior to being handed over to forwarder.

Five Below’s inspection standard is ANSI/ASQZ 1.4 Single Sample plan, which is adopted by most of the retailers in the United States. Five Below is under no obligation to unpack or inspect Goods before resale thereof. Five Below inspection, testing, payment for or retention of Goods does not (i) constitute an acceptance of Goods not in compliance with the Contract, (ii) affect Five Below’s right to reject or return Goods, or (iii) constitute a waiver by Five Below of any Vendor warranties or any rights or remedies of Five Below under the Contract. In no event will Vendor sell or distribute to third parties any Goods that contain logos, trade names, trademarks or labels of Five Below even if rejected by Five Below as nonconforming.

Vendors must contact one of Five Below's designated audit partners at least Five (5) days prior to the desired inspection date. The inspection must occur when the goods are 100% produced and 80% packed. Below is the matrix of shipment inspection auditing labs. See Appendix for contact information for each partner.:

	China	India	Vietnam	Bangladesh	USA	Cambodia
Shipment Inspection	Intertek TQS	Intertek Bureau Veritas	Intertek Bureau Veritas	Intertek	Intertek	Intertek
Inline Inspection	Intertek TQS	Intertek Bureau Veritas	Intertek Bureau Veritas	Intertek	-	-

Vendor is responsible for the cost of shipment inspections and any travel expenses.

Vendor must provide shipment inspection documentation via Riskonnect. Five Below’s QA- Compliance team will review each shipment inspection. Allow three (3) business days for shipment inspection reports to be reviewed. Approval or rejection of shipment inspections will be provided via Riskonnect. Vendor will receive an email notification once the submitted document has been approved or rejected.

If a SKU receives three sequential passing shipment inspections, Five Below, at its own discretion, may authorize suspension of shipment inspections for that SKU for the remainder of the calendar year. Contact QA-Compliance@FiveBelow.com for more information.

Import Goods not distributed by OR exclusively for Five Below but where Five Below is the Importer of Record are subject to random shipment inspections at Five Below’s discretion.

I.	Appendix A – Five Below’s Designated 3rd Party Audit, Inspection, and Lab Contacts

Five Below Designated Labs & Audit Firms - China

Social Audits and Quality Audits	Final Shipment Inspections	Product Testing Labs
TQS (Trustful Quality Services): booking@trustfulservices.com	TQS (Trustful Quality Services): booking@trustfulservices.com	BACL (Bay Area Compliance Labs Corp): China, Hardline & Soft line Emily Gao emily.gao@baclcorp.com Laura Cortes laura.cortes@baclcorp.com
Intertek: Betty Liao Email: betty.liao@intertek.com Office: 86-755-2602 0698

Intertek: Shirley Xia

Email: shirley.xia@intertek.com
Mobile:   +86- 186 0303 3100

Office:    +86-0755-2602 0614

Address: 1F Bldg. 1, Yuanzheng Science and Technology Industrial Park, No. 4012, Wuhe Ave. North, Bantian Street, Longgang District, Shenzhen, China

Li Ya-SC

(Guangdong/Fujian/Guangxi/ Sichuan/Hunan)

Office: +86 755 - 2602 0792

Email: ya.li@intertek.com

Jessie Jin-NEC (other province outside above)

Office:    +86 510 83240242

Email:      jessie.y.jin@intertek.com

Intertek: Shenzhen, China, Hardlines Account Manager: Daniel Cheung Email: daniel.cheung@intertek.com Direct: +86 755 2602 0308 China / +852

3500 9405 HK

Mobile: +86 139 2657 6323 China / +852

9527 1454 HK (WeChat/WhatsApp)

Customer Service: Haley Xie Email: haley.xie@intertek.com Direct: +86 755 2602-0115

Intertek Testing Services Shenzhen: 4F Bldg. 1, Yuanzheng Science and Technology Industrial Park, No. 4012, Wuhe Ave. North, Bantian Street, Longgang District, Shenzhen, China

Intertek: Guangzhou, China, Softline Account Manager: Linky Li Email: linky.li@intertek.com Direct: +86 20 2820 9323

Intertek: Hong Kong, China, Hardlines & Electrical

Account Manager: Eddie Wong (Primary Hardlines)

Email: eddie.wong@intertek.com Tel: +852 2173 8791

Mobile/WeChat/WhatsApp: +852 9311

2699

Michael Chan (Secondary Hardlines) Email: michael.chan@intertek.com Tel: +852 2173 8639

Mobile/WeChat/WhatsApp: +852 9685

0933

Account Manager: Betty Tsui (Electrical) Email: betty.tsui@intertek.com Direct: +86 852 2173 8543 Carter Poon (Secondary Electrical) Email: carter.poon@intertek.com Direct: +86 852 2173 8558

Intertek: Hong Kong, China, Softline Account Manager: Brenda Wong Email: brenda.ps.wong@intertek.com
Direct    +852 2173 8358

Mobile   +852 9726 1720

Office     +852 2173 8888

Intertek Testing Service HK Ltd

6/F Garment Centre, 576 Castle Peak Rd, Kowloon, Hong Kong.

Intertek: Shanghai, China, Electrical Account Manager: Apple Cang (Electrical) Email: apple.cang@intertek.com

Direct: +86 21 61278227

Intertek China

7/F, Building No.51, 1089 Qinzhou Road (North), Shanghai, China 200233

Five Below Designated Labs & Audit Firms - India

Social Audits and Quality Audits	Final Shipment Inspections	Product Testing Labs
Intertek: Mini Sharma Email: mini.sharma@inte rtek.com Office: 91 011 41595460	Intertek: Vikash Bhattacharya Mobile: 91-8826321465 Email: vikash.bhattacharya@intertek.com Shanthakuma A Mobile: 91-9677782834 Email: shanthakumar.a@intertek.com

Intertek: Haryana, India, Hardline & Softline Customer Service: Main contact (Hardines): Abhishek Kumar

Email: abhishek.1.kumar@intertek.com Direct: 0124 4503527 (Cell # +91 9599781026)

Address: Intertek, Plot No 290 Udyog Vihar Phase II, Gurugram, Haryana 122016

Customer Service: Secondary (backup) (Hardlines) contact: Akhilesh Sharma

Email: akhilesh.sharma@intertek.com

Intertek: Bangalore, India, Softline Customer Service: Mr. Sudarvel Email: sudarvel.s@intetek.com Direct: +91 9900823806

Address: 17/F, Industrial Suburb, 2nd Stage, Industrial Area, Yeshwanthpur, Bangalore 560

022, India

Intertek: Tirupur, India, Softline Customer Service: Main Contact: Mr. Muthukumar M

Email: muthukumar.mohan@intertek.com Direct: +91 9790632212

Address: 501, Opp. To LRG College, Palladam Road, Thennampalayam, Tirupur-641 604, Tamilnadu, India

Customer Service:

Secondary (backup) Contact: Mr. Prince PremKumar

Email: princepremkumar.j@intertek.com Direct: +91 8754012336

Intertek: Gurgaon, India, Softline

Customer Service: Main Contact: Mr. Jogesh Kumar

Email: jogesh.kumar@intertek.com Direct: +91 99729 98941

Address: 290 Udyog Vihar, PhaseII, Gurgaon, Haryana 122 015, India

Customer Service: Secondary (backup) Contact: Mr. Mukesh

Email: mukesh.dulgach@intertek.com

Direct: +91 70426 95099

Intertek: Mumbai, India, Softline Customer Service: Mr. Husain Bootwala Email: husain.bootwala@intertek.com Direct: +91 7738522456

Address: G3, Ground Floor, Akruti Corporate Park, LBS Marg, Opp: Naval Civilian Housing Colony, Kanjurmarg (West), Mumbai - 400 079,

India

Intertek: Chenai, India, Softline Customer Service: Gopi PN Direct: +91 44 66019027

Email: Gopi.PN@intertek.com

Address: No. 607, 608, 6th Floor, Ticel Bio Park -

Phase II, CSIR Road, Taramani, Chennai - 600 113.

Bureau Veritas (BV): Stephen Nguyen Stephen.Nguyen@bureauv eritas.com Marinela Perucho Marinela.Perucho@burea uveritas.com	Bureau Veritas (BV): Shenal Edirisinghe Shenal.Edirisinghe@bureauveritas.c om Melody Feng Melody.Feng@bureauveritas.com

Bureau Veritas (BV): Bangalore, India, Softline Customer Service: Pradipta Kumar

Email: Pradipta.kumar@bureauveritas.com Mobile: 7760992710

Address: AKR Tech Park Ground Floor, C Block, Survey no 112 Krishna Reddy Ind. Area 7th Mile Hosur Road Bangalore- 560068, India

Bureau Veritas (BV): Tirupur, India, Softline Customer Service: Mythili.S Email: mythili.s@bureauveritas.com Mobile: +91 9500968025
Bureau Veritas (BV): Noida, India, Softline Customer Service: Deepak Prasad Email: deepak.prasad@bureauveritas.com Mobile: 8448848367 Address: C-19, Sector-7, Noida- 201301, Uttar Pradesh, India
Bureau Veritas (BV): Noida, India, Hardline Customer Service: Sunil Tomar Sunil.Tomar@bureauveritas.com Mobile: 8448800442| DID: +0091.120 4368299

Five Below Designated Labs & Audit Firms – Vietnam

Social Audits and Quality Audits	Final Shipment Inspections	Product Testing Labs
Intertek: Oanh Pham Email: Oanh.pham@intertek.com Office: +84 28 7305 1088 Ext.113 84-8-62971094

Intertek: Ms. Thao

Email: thao.duong@intertek.com Mobile: +84 907 271 087

Office: +84 28 7305 1088 – ext

501

Address: Warehouse 2 – 142 Cong Hoa – Ward 4 – Tan Binh District – HCMC

Mr. Hien (Softline Inspections)

Mobile: +84 93 7878 711

Email: hien.dang@intertek.com

Intertek: Ho Chi Minh City, Vietnam, Softline

Ms. Silvia: (Softlines)

Email: silvia.febriani@intertek.com Direct: +84 28 6297 1092

Address: 8th and 9th Floor of Lobby D,

S.O.H.O Building, No. 38 Huynh Lan Khanh Street, Ward 2, Tan Binh District, Ho Chi Minh City, Vietnam

Intertek: Ho Chi Minh City, Vietnam, Hardline

Mr. Duy (Toys test)

Mobile: +84 96 697 2488

Office: +84-28-62971099

Email: duy.do@intertek.com

Address: Warehouse 2 – 142 Cong Hoa

– Ward 4 – Tan Binh District – HCMC

Mr. Nam Toys test (Sales)

Mobile: (+84) 937 14 08 14

Office: (+84) 28 7305 1088 – Ext: 508

Email: nam.t.nguyen@intertek.com

Hai Ho (Furniture/Hardlines test)

Mobile: +84 976 014 199

Office: +84 2862816898 – Ext 109

Email: hai.ho@intertek.com

Bureau Veritas (BV): Stephen Nguyen: stephen.nguyen@bureauveritas.com Marinela Perucho marinela.perucho@bureauveritas.co m	Bureau Veritas (BV): Shenal Edirisinghe shenal.edirisinghe@bureauveritas. com Melody Feng melody.feng@bureauveritas.com

Bureau Veritas (BV): Hanoi

BUREAU VERITAS CPS VIETNAM LTD.,

Office Building at Gia Lam Airport Service Area, Group 1, Dam Quang Trung Street, Phuc Dong Ward, Long Bien District, Ha Noi, Vietnam.

Hardlines Cara Nguyen:

cara.nguyen@bureauveritas.com (+84) 865 097 897

Softlines Gina Phan:

huonggiang.phan@bureauveritas.com (+84) 98 959 7057

Rubi Ha rubi.ha@bureauveritas.com (+84) 989 068 561

HCM location:

Lot C7-C9, Conurbation 2, Cat Lai Industrial Zone, Thu Duc City, HCMC, VN

Hardlines Caroline Nguyen

caroline.nguyen@bureauveritas.com (+84) 97 876 6672

Cynthia Vuong cynthia.vuong@bureauveritas.com (+84) 96 300 0291

SOFTLINES

Tilly Le tilly.le@bureauveritas.com (+84) 962 177 806

Jane Nguyen jane.nguyen@bureauveritas.com (+84) 987 270 303

Five Below Designated Labs & Audit Firms – United States

Social Audits and Quality Audits	Final Shipment Inspections	Product Testing Labs
Intertek USA: Carrie A. Cowdrey Email: carrie.cowdrey@intertek.com Mobile: 616-238-3561

Intertek USA: Michael Wong
Email: michael.wong@intertek.com Direct: (862) 216-6290

Intertek USA: Taisha Aime
Email: taisha.aime@intertek.com
Direct: (973) 941 5534

3 Gateway Center, Suite 1110,

Newark, NJ 07102

ntertek: Arlington Heights, IL,
USA Account Manager: Nancy Munoz (Hardlines & Softlines) Email: nancy.munoz@intertek.com Direct: 1-312-906-7761 Address: 545 E. Algonquin Rd. Suite F, Arlington Heights, IL 60005

Five Below Designated Labs & Audit Firms – Bangladesh

Social Audits and Quality Audits	Final Shipment Inspections	Product Testing Labs

Intertek Bangladesh

ITS Labtest Bangladesh Ltd. Haidar Tower, House# 668, Choydana, Ward# 34, Gazipur City Corporation, Gazipur-1704, Bangladesh.

CS Contact:

Ataur Rahaman

Mobile: +880 1714162847

Office: +88 0966 677 6669

Email: ataur.rahaman@intertek.com

Back up Contact:

Mohsina Ahmed

Mobile: + 88 01714143527

Office: +88 0966 677 6669

Email: mohsina.ahmed@intertek.com

Overall follow up:

Md. Monir Hossain

Mobile: + 88 01714143510

Office: +88 0966 677 6669

Email: monir.hossain@intertek.com

Five Below Designated Labs & Audit Firms – Cambodia

Social Audits and Quality Audits	Final Shipment Inspections	Product Testing Labs
Intertek: Cambodia Savorn Sin - Coordinator Email: savorn.sin@intertek.com Phone: +855 23 885 421

Intertek: Cambodia

No. 13 AC. Street 337, Sangkat Boeung Kak I, Khan Tuol Kork, Phnom Penh, Cambodia, 12151

Ramon Macaraig Jr. (Softlines)

Direct: +855 23 885 295

Mobile: +855 77 555 352

Office: +855 23 885 421 Ext. 333

Email: ramon.macaraig@intertek.com

J.	Appendix B – Restricted Substances List for Private Label Products

Five Below periodically reviews the chemicals used by vendors in its product categories and sets thresholds for their presence in products sold at Five Below in accordance with applicable legal and regulatory requirements. As of January 2025, this includes, but is not limited to, the restricted substances in the below chart. Where practicable, Five Below further directs its vendors to seek alternatives to reduce or avoid restricted substances in the production of private label products.

Substance	CAS #
Bisphenols
Bisphenol A (BPA)	80-05-7
Bisphenol S (BPS)	80-09-1
Flame Retardants
Tris(2-chloroethyl) phosphate (TCEP)	115-96-8
Tris (2,3-dibromopropyl) phosphate (TRIS)	126-72-7
Antimony trioxide	1309-64-4
Tris(1-chloro-2-propyl) phosphate (TCPP)	13674-84-5
Tris(1,3-dichloro-2-propyl) phosphate (TDCPP)	13674-87-8
2-Ethylhexyl-2,3,4,5-tetrabromobenzoate (TBB)	183658-27-7
Bis(2-ethylhexyl)-3,4,5,6-tetrabromophthalate (TBPH)	26040-51-7
Tetrabromobisphenol A (TBBPA)	79-94-7
pentaDBE	32534-81-9
octaBDE	32536-52-0
decaBDE	1163-19-5
Formaldehyde
Formaldehyde	50-00-0
Heavy Metals
Cadmium	7440-43-9
Chromium (Cr6+) Hexavalent	18540-29-9
Lead	7439-92-1
Mercury	7439-97-6
Per- and Polyfluoroalkyl Substances (PFAS)
Perfluoroalkyl and Polyfluoroalkyl Substances (PFAS) measured as Total Fluorine	Various
Phthalates
Di (2-ethylhexyl) phthalate (DEHP)	117-81-7
Benzyl Butyl phthalate (BBP)	85-68-7
Di-n-butyl phthalate (DBP)	84-74-2
Diisononyl phthalate (DINP)	28553-12-0
Diisobutyl phthalate (DIBP)	84-69-5
Dipentyl phthalate (DPP)	131-18-0
Di-n-hexyl phthalate (DHEXP)	84-75-3
Dicyclohexyl phthalate (DCHP)	84-61-7
Diisodecyl phthalate (DIDP)	26761-40-0
Di-n-octyl phthalate (DNOP)	117-84-0
Toxics in Packaging
Toxics in Packaging	Various

2025

five BELOW

Vendor Agreement

Section 3 of 3: Supply Chain

Bamboo Rose	66
Bamboo Rose Introduction	66
Bizlibrary	66
EDI (Electronic Data Interchange)	66
Required Electronic Documents	67
Carton Information	68
Carton Marking Instructions	68
Carton Dimension Limits	70
Inner Pack Carton Marking Instructions	70
Carton Packing	70
Merchandise Invoice Instructions	73
Return Instructions	74
Violation Summary	74
Purchase Order Information	78
Purchase Order Instructions	78
Purchase Order Process	78
Domestic Routing Information	79
Routing Guidelines	79
Shipment Packing Instructions	80
Packing List	80
Palletization	81
Bill of Lading (BOL)	82
Prepaid	83
Collect	84
Import Routing Information	85
Onboarding Process	85
Confirmation Process	85
Chargebacks for Non-Compliance—Confirmation Process	86
Booking Process	86
Chargebacks for Non-Compliance—Booking Process	86
Document Instructions	86
Chargebacks for Non-Compliance—Booking Process	86
Container Loading Instructions	87
Full Container Load—FCL	87
General Routing Information	88
Import Security Filing	88
Special Requirements for Air Shipments Containing Lithium Metal and Lithium-Ion Batteries	88
Safety of Life at Sea Act (SOLAS)	89
Direct to Store Shipments	89
Store Direct Shipment Instructions	89
Packing List	89
Labeling	89
Palletized Store Deliveries	89
Direct to Store Deliveries via 3rd Party Carriers	90
Direct to Store Delivery Appointments and Receiving Process	90
Direct to Store Invoicing Process	91
Direct to Store Contact Information	91
Vendor Managed Inventory (VMI)	91
Vendor Managed Inventory Program	91
Service Level Agreement (SLA)	92
Agreed Assortment	92
Clearance/Returns/Expired Goods	92
Vendor Managed Inventory Invoicing Process	92
VMI Store Execution Contact Information	92
Five Below Corporate Office	92
Vendor General Conduct Requirements	92

Bamboo Rose

Bamboo Rose Introduction

System used for new vendor onboarding as well as entering item information and reviewing Pos. Five Below utilizes Bamboo Rose as our web-based vendor facing portal that all vendors are required to use for the following:

●	Vendor set up and import factory onboarding

●	New Item Setup (all items)

●	PO Management, PO tracking, and PO Acceptance

●	BRsupport@fivebelow.com available for questions and training

●	Upon vendor onboarding, you will receive a link, log in, and password for Bamboo Rose and the Biz Library.

o	https://fivebelow.bamboorose.com/prod/login.do

●	Vendor Notifications for Items and POs can be set up in the Emails tab on your Supplier Site.

Bizlibrary

-	Website that includes all training videos for Bamboo Rose.

-	All videos and training material found on the Five Below Bizlibrary.

○	https:// 5bu.bizlibrary.com/

EDI (Electronic Data Interchange)

In addition to Bamboo Rose, Five Below requires all domestic and import vendors to trade using EDI communications. All EDI data to or from Five Below is processed through SPS Commerce, a SaaS provider of supply chain solutions. SPS Commerce offers a range of hosted EDI solutions ranging from web browser based to direct integration with back end applications. If the Vendor has in-house EDI capabilities or has already partnered with an eCommerce enablement company, Vendor may certify existing capabilities for Five Below’s EDI program through SPS Commerce.

For more information regarding how to enable EDI capabilities with Five Below, contact SPS Commerce’s Client Services department.

SPS Commerce Client Services

www.SPSCommerce.com

866-245-8100

ClientServices@SPSCommerce.com

Vendors with existing services through SPS Commerce or have questions regarding Five Below’s EDI program, should contact SPS Commerce’s Customer Operations team:

SPS Commerce Customer Operations

www.spscommerce.net – 888-739-3232

support@spscommerce.com - SPS Production Support Center

implementation@spscommerce.com – Web Implementation

editesting@spscommerce.com -EDI Testing/Certification (For Active Testing Projects Only**)

billing@spscommerce.com – SPS Billing

For Vendors that do not use SPS, Vendor will be assessed a one-time charge for the 6 weeks of set up and testing. SPS will notify Five Below once testing is complete. Extension fees will apply if testing is not completed on time and will recur until testing is finished.

If you are a current SPS customer, or plan on using SPS as your EDI platform (as does five below) you will work with SPS to finalize a contract based on your volume and other Retail partnerships.

If a new EDI system is installed or any major changes are made to Vendor’s existing system, SPS Commerce must be contacted for re-certification of the trading partnership, ensuring that future transmissions continue to meet Five Below’s standards.

Fulfillment Help – Advice and answers from the SPS Commerce Team

http://help.fulfillment.spscommerce.com/

SPS Training Center – Learn about SPS Fulfillment

https://trainingcenter.spscommerce.com/

SPS Support Center

https://supportcenter.spscommerce.com/spscommerce

Required Electronic Documents

SPS Commerce hosts the most current documentation related to Five Below’s EDI program on a Five Below specific portal. SPS will assign a username and password which will allow Vendor to access Five Below’s Trading Partner Specific Documentation:

www.spscommerce.net

The following document types are supported by Five Below through SPS Commerce and are required for all EDI enabled vendors unless specifically noted as optional:

●	850 Purchase Order (all vendors)

o	Five Below utilizes the 850 Replace for revisions and 850 Cancellation for order cancellations

●	855 Purchase Order Acknowledgement (optional)

●	856 Advanced Shipment Notice* (ASN) (carton level detail) (all vendors)

●	810 Invoice (all vendors)

●	864 Text for ASN errors (import vendors only)

*856 Carton Level (UCC 128) ASN required for all freight. Pallet label level ASN may be used for single item pallets. All vendors have approval to utilize single sku pallet ASN labels.

Carton Information

Carton Marking Instructions

All merchandise is required to be shipped in case pack quantity and must arrive in a sealed, conveyable corrugated carton. Each carton MUST contain the following information, either printed on the corrugate or a printed label.

●	The company name: 1616 Holdings, Inc.

●	PO number

●	UPC

●	Vendor Name

●	Item Number

●	Item Description

●	Quantity included

●	Carton count of total count

●	Weight

●	Cubic Feet

●	Made in Country

●	The Batch/Lot Production number, per Consumer Product Safety Commission, should be visible when applicable

●	Glass/fragile product must have master cases marked with ‘Fragile’ on all 4 sides, with UP Arrows

●	If applicable, please add UP Arrows on all 4 sides if cartons. Cartons must face upwards to prevent product damage or spillage.

Carton Dimension Limits

All cartons must meet a minimum size and weight of the following, to enable flow of all cartons on conveyance systems:

MINIMUM carton size: 6”L x 4”W x 2”H

MINIMUM carton weight: 2 pounds

Any carton considered conveyable has maximum size and weight of the following:

MAXIMUM carton size: 36”L x 22”W x 24”H

MAXIMUM carton weight: 40 pounds

Any carton dimensions that fall outside of the Carton Dimension Limits must be approved by a member of the Five Below vendor relations team. Requests for approval should be sent to VendorRelations@fivebelow.com. Any unauthorized carton dimensions outside of the carton dimensions limits will be subject to a chargeback.

Inner Pack Carton Marking Instructions

Processing cartons in case pack is preferred, however there may be exceptions that require inner pack cartons. If approved, inner pack cartons MUST be sealed and clearly labeled with the following information:

●	UPC

●	Item Number

●	Item Description

●	Quantity

Carton Packing

●	Ship full cases, single items per case. Exceptions include “pack by store” orders, assortments, or pre- pack (PPK)

●	Cartons of the same item (SKU) must be packed using identical packaging dimensions and unit count on each PO and across multiple PO’s

●	Cartons must be packed in accordance with the PO as follows:

○	For items shipping in full cases, the case pack quantity must match the pack quantity listed on the PO

○	For items shipping in master/inner cases, both the master case pack and inner pack quantities must match the pack quantities listed on the PO

○	For Pre-pack items, the configuration quantities of the individual items within the Pre-pack case must match the configuration quantities on the PO

●	Goods must be packed to ensure they arrive in a safe and saleable condition. Damage due to poor or inadequate packaging will result in a chargeback

●	Both master cartons and inner packs must be of corrugated cardboard (minimum of 2-ply cardboard). The carton must be constructed such that it can be handled, palletized, and conveyed on automated rollers and conveyor systems

●	Cartons must not be shrink-wrapped in plastic. Exceptions include dumbbell weights or other expressly permitted items such as liquids

●	No plastic strapping or banding is allowed without approval

●	Inner Polybags are not acceptable. Exceptions with approval

●	Ensure cartons are packed efficiently to minimize air and avoid crushing

●	Cartons must be dimensionally stable

The corners cannot be crushed and sides, top, and bottom cannot be rounded or bulging

●	Any tape or glue used in carton construction must be secure and stay intact when the carton is handled and transported on automated conveyors

●	The merchandise in whole or in part cannot protrude from the outside of the carton.

●	Do not use Flo-Pak peanuts for case dunnage

●	Each item of Goods ordered must have a standard UPC with a scannable barcode . We accept 8 digit truncated UPC, 12 digit UPC , 13 digit EAN or 14 digit GTIN

●	Each item on a purchase order must arrive in a single case pack and pallet configuration. Multiple case pack and/or pallet configuration will not be accepted

Seasonal Icons

Master Carton Icons were created to classify Direct Import seasonal merchandise and to easily identify it at DC and store levels. The matching icons, colors and year identify seasonal merchandise by holiday, separating the cartons from everyday goods. Vendors will be informed by the Five Below buyer of products that require the seasonal icons. Any questions regarding seasonal icons please email Vendorrelations@fivebelow.com

Requirements:

●	All 4 sides of carton should have the seasonal icon in the upper right-hand corner with selling year under icon

●	All carton descriptions and markings should be in the correlating pantone color as advised each year. Seasonal icon measurements should be scaled up or down depending on the carton size

Carton Marking Reference Guide

MASTER CARTON LABELS

Labels	Details
SNACK CANDY	Pantone: 1505C Snack: DPT 67 Candy: DPT 66
RACK BOOK STATIONERY CREATE	Pantone: 130C Rack: DPT 45 Book: DPT 46 Stationery: DPT 61 Create: DPT 51
SEASONAL PARTY	Pantone: 390C Seasonal: DPT 52 Party & Gag: DPT 63
SPORTS OUTDOOR	Pantone: 363C Sports, Fitness, Hydration: DPT 41 Outdoor: DPT 44
TOY	Pantone: 638C Toy, Impulse, Plush, Games & Puzzle : DPT 42
PET ROOM	Pantone: 2726C Pet: DPT 64 Room: DPT 51
TECH	Pantone: 266C Lifestyle/Trend, Audio, Device Accessories, Core Power: DPT 67
STYLE BEAUTY HBA	Pantone: 246C Fashion Accessories: DPT 86 (style) Beauty: DPT 83 HBA: DPT 82
FIVE BEYOND	Pantone: Yellow C
SUPPLIES	Pantone: 427C Supplies: DPT 93

SEASONAL CARTON LABELS

Wellness	Easter	Back to School
Valentine's Day	Spring/Summer	Halloween
St. Patrick's Day	Patriotic	Christmas

Merchandise Invoice Instructions

Domestic and Import will submit all merchandise invoices via EDI 810.

Import Vendors will submit all merchandise invoices via the Freight Forwarder.

Any inquiries or technical issues should be emailed to invoices@fivebelow.com

Return Instructions

●	Damages observed at point of receipt will be communicated to Vendor upon inspection, and cost of goods will be charged back to Vendor. If damaged goods are requested to be returned, Vendor will assume shipping costs and arrange for pick up.

●	Vendor must respond to Five Below with a Return Authorization Number (RA#) within 48 hours of request.

●	If no routing is specified by Vendor, the goods will ship prepaid by Five Below carrier and will be charged back to Vendor.

●	RTVs must be scheduled in the same manner as deliveries.

●	Bill of Lading must reference a Five Below PO # and Ship-To Vendor name/address.

●	Bill of Lading must be emailed to Receiving before carrier arrives to pick up RTV freight.

○	DC003 Pedricktown, NJ, contact: PTinbound@FiveBelow.com

○	DC004 Forsyth, GA, contact: ForsythInbound@FiveBelow.com

○	DC005 Conroe, TX, contact: ConroeAppointments@fivebelow.com

○	DC006 Buckeye, AZ, contact: SCAZ-inbound@fivebelow.com

○	DC007 Indianapolis, IN contact: scin-inbound@fivebelow.com

Violation Summary

Five Below’s goal is to establish a solid partnership and working relationship with Vendors who have demonstrated their ability to partner with us in providing our customers with quality product at great prices. The chargeback policy is a financial incentive for our Vendors to become familiar with and closely follow our standards.

The following schedule lists specific issues and fees for each violation. Chargebacks are enforced to recoup cost of business and are not for financial gain. This list is not intended to include every potential chargeback and does not (in any way whatsoever) limit Five Below’s rights and remedies (which are further described in Five Below’s Purchase Order Terms and Conditions in Section 1 Legal).

There will be a $100 per Purchase Order administrative fee assessed for each incident of non-compliance in addition to the following specific fees listed below:

Area	Violation	Penalty	Measured Unit
Purchasing	Receipt of backorder (shortship)	5% of cost of backorder	Per shipment
	Overage quantity received	3% of PO cost for overage up to $750	Per shipment
	Incorrect item received	3% of cost up to $750	Per Purchase Order
	Lack of, or incorrect, UPC on item • if repack required • if able to correct via system update	$0.50 3% up to $750	Unit PO
	Incorrect case pack dimensions during item set up negatively effecting landed cost	$5	Carton
Packing	Incorrect inner pack or master pack	3% of cost up to $750	Per Purchase Order
	Incorrect carton marking	3% of cost up to $750	Per Purchase Order
	Carton dimensions or weight outside parameters	$50	Pallet
	Unapproved plastic banding on cartons or individually shrink-wrapped master carton	$5	Carton
	Poor product packaging (improper sealing or closure, under/overpacking, insufficient for handling)	$5	Carton
	Missing or incorrect packing slip (Domestic only).	$300	Per shipment
	Missing or Incomplete Carton or Pallet Label	3% of cost up to $750	Per Purchase Order
	Incorrect Bill of Lading (Domestic only)	$200	Per shipment
Palletization (domestic only)	Incorrect pallet loading	$50	Pallet
	Broken Pallets	$50	Pallet
	Unapproved CHEP pallet	$50	Pallet
	Unapproved floor loaded shipment	$1,500	Trailer
All Inbound Shipments	Shipping to the incorrect DC	$750 per day on lot, plus cost to reroute	Trailer
	Inadequate Delivery Vehicle (lip of trailer must be at least 50 inch off ground). Standard dock plate is 47 inches	$1,500	Trailer
Domestic Shipments	Cartons not grouped by PO, then UPC/item/style number	$50	Per Pallet
	Failure to use slip sheets for multiple items on the same pallet	$50	Per Pallet
	Failure to accurately book an RTS for a Purchase Order 72 hours prior to ship date for domestic collect orders	$150	Per Purchase Order
	Failure to accurately book a Purchase Order using TMS for FOB orders.	3% of cost up to $750	Per Purchase Order
	Appointment not made 48 hours in advance of requested appt date	$150	Per Appointment
	Missed/Late/Unappointed Appointments w/o communication	5% of cost up to $750	Per Appointment
	Late Shipment (arrive after the cancel date because of late booking)	5% cost of order	Per Purchase Order

	Collect – Origin Change after RTS	$100 admin fee	Per Order
	Accessorial violations	Examples include: Detention/overweight/re- weigh fee/ incorrect shipping method based on pallet counts (+/-) ,TONU	Full cost of added fee
Import Shipments	Vendor not ready by confirmed and agreed upon date	5% cost of order (buyer applicable charge) plus Freight Forwarder charge of $200.	Per Purchase Order
	Vendor ships from a port other than the confirmed and agreed upon port	$150 plus $25/cbm (Five Below Charge)	Per Purchase Order
	Failure to book than 21+ days prior to ship date	Freight Forwarder charge $200	Per Purchase Order
	Missed sailing due to vendor production lateness	5% cost of order plus cost to expedite freight (buyer applicable charge)	Per Purchase Order
	Documents not uploaded within 3 working days of the sail date or missing information. All Freight Forwarder charges.	1-7 days Late $100 8-12 days late $200 13+ days late $250	Per Document, Per Day late + Pass through Fee's
	Container light load - vendor opted to ship under- utilized container versus delivering goods to CFS warehouse for consolidation	$100 (Five Below Charge)	Per CBM
	Cartons not grouped by PO, then UPC/item/style number. (Five Below Charge)	3% of cost up to $750	Per Purchase Order

**	It is Vendor’s responsibility to ensure that all parties in its distribution operation are fully aware and informed of these fees. Five Below’s goal is to have zero chargebacks and move product in a timely and efficient manner. Quantity or pricing chargebacks will be created when the invoice is processed. There will be 90 days from the chargeback creation to dispute.

Disputes Contacts:

-	Shortage and cost variances: Invoices@FiveBelow.com

-	Routing Agreement violations disputes

○	DC003 Pedricktown, NJ, contact: PTinbound@FiveBelow.com

○	DC004 Forsyth, GA, contact: ForsythInbound@FiveBelow.com

○	DC005 Conroe, TX, contact: ConroeAppointments@fivebelow.com

○	DC006 Buckeye, AZ, contact: SCAZ-inbound@fivebelow.com

○	DC007 Indianapolis, IN contact: scin-inbound@fivebelow.com

-	Unresolved disputes & questions: VendorRelations@FiveBelow.com

Minimum Dating Requirements

In order to ensure our customers are provided with quality product, Five Below has created the following guidelines that our vendors must follow as it pertains to minimum dating of products to a Five Below Distribution Center. Failure of a vendor to adhere to the minimum dating required may result in rejection of goods, cancellation of orders, return or disposal of goods, chargebacks, and/or any other rights or remedies which Five Below may have at law or in equity.

For Vendor Managed Candy and Food, see requirements in vendor agreement related to vendor managed inventory (VMI)

Purchase Order Information

Purchase Order Instructions

●	Five Below’s commitment to purchase goods arises only upon Five Below’s issuance of a Purchase Order. Any forecasts, commitments, projections, representation about quantities to be purchased or other estimates provided to Vendor are for planning purposes only and shall not be binding on Five Below and Five Below shall not be liable for any amounts incurred by Vendor in reliance on such estimates

●	All orders must be supported by a Five Below Purchase Order Number

●	F.O.B. Point includes the shipping point of origin for domestic FOB and import orders

●	Substitution for out-of-stock items without written approval by Five Below is prohibited

●	Partial shipments are not permitted. It is expected that all orders ship “on-time” and are “in full.” Back orders are not permitted without written approval from Five Below

●	Five Below may also issue pre-split orders written to a specific DC location, for specific regional needs. These Pre-split orders will be a 7 digit PO# and will not contain the DC suffix.

●	No orders are given by Buyer verbally or in writing except by an official Purchase Order

●	Any shipment not written to a specific DC and are written at the parent PO level will at a later date be split at a child PO level that includes a DC location.

●	Parent PO will incorporate the total volume of the order prior to be being broken down to the split / child PO level.

PO Type	Example	Supplementay Info
Parent PO (7 Digits)	4214692	Without DC Split
Split/Child PO (10 Digits)	4214692003	With DC code

Vendor cannot change item quantity or case pack quantity after the purchase order has been issued. In addition, this item quantity or case pack quantity must remain the same for all future shipments unless a change is approved by Five Below. Vendor must email buyer to receive advance approval.

Purchase Order Process

For purchase orders to be received at Five Below, you will receive orders written to any of our distribution facilities/shipcenter:

0003 – Pedricktown, NJ

0004 – Forsyth, GA

0005 – Conroe, TX

0006 – Buckeye AZ

0007 – Indianapolis, IN

00010 – Overseas Consolidation Facility

00011 – Domestic Bulk Orders

Domestic Vendors will receive a Bulk PO written to DC11, which is a non-shipping location. Approximately 45 days before the ship date, you will receive new split POs to DCs 3, 4, 5, 6 and 7. (POs written inside the 45- day window will be split as soon as possible after the initial PO) These split POs will include the specific quantity to ship for each distribution facility/ship center. This is to accommodate our growing distribution network and ensure we have inventory in the correct region to support retail demand. You will ship and invoice against the split POs which will be designated with a 003, 004, 005, 006, 007 at the end. It is preferred (but not required at this time) that the cartons be marked with the 003, 004 005, 006 or 007 suffix.

Import Vendors will work through APLL or Maersk. Import routing information found in section H. Import vendors will receive a bulk PO written to DC10, which is a non-shipping location. Approximately 45 days before the ship date, you will receive new split POs to DCs 3, 4, 5, 6, 7. (POs written inside the 45-day window will be split as soon as possible after the initial PO). These split POs will include the specific quantity to ship for each building. This is to accommodate our growing distribution network and ensure we have inventory in the correct region to support retail demand. You will ship and invoice against the split POs which will be designated with a 003, 004, 005, 006 or 007 at the end. It is preferred (but not required at this time) that the cartons be marked with the 003, 004, 005, 006 or 007suffix.

If you have not received your split POs within the appropriate time, please follow-up with your buyer.

Domestic Routing Information

●	ALL Purchase Orders are to be shipped to ARRIVE at the distribution centers between the EARLIEST “Ship” and “Anticipate/Cancel” dates.

○	All Beauty / Cosmetic pack by store purchase orders are to be shipped to arrive at the distribution centers between the “Ship” and “Cancel” dates.

●	All appointments for Full Truck Loads (FTL) must be scheduled at least 48 hours in advance of the delivery date / appointment and Less Than Truckloads (LTL) 24 hours in advance of delivery date.

●	Appointments will only be scheduled between the “EARLIEST Ship” and “Anticipate/Cancel” date. No appointments will be scheduled outside of this window without written approval of Five Below.

●	Prior to making an appointment, packing lists must be scanned to the appropriate email address(es) listed below.

●	Appointments can be made using the TMS Manhattan portal.

TMS Contacts:

●	TMSsupport@fivebelow.com -New or existing vendors that haven't received TMS login information.

●	Inboundfreightteam6@fivebelow.com -Domestic collect vendors with questions about their bookings/RTSs.

Routing Guidelines

All domestic vendors are required to use Five Below’s Transportation Management System (TMS) to create bookings before purchase orders are shipped.

TMS Contacts:

●	TMSsupport@fivebelow.com -New or existing vendors that haven't received TMS login information.

●	Inboundfreightteam6@fivebelow.com -Domestic collect vendors with questions about their bookings/RTSs. TMS training materials can also be obtained via this address.

Below is an example of a Five Below Purchase Order

●	In above example, the Five Below distribution center will assign delivery orders for this appointment between Jan 15 (Earliest Ship Date) and Feb 8 (Anticipate/Cancel Date).

●	Vendors or vendor carrier are responsible for requesting an appointment, Via FB TMS, 24 hours (LTL) or 48 hours (TL) prior to their requested delivery date.

●	The Five Below Distribution Center will appoint this order within delivery window, based on appointment availability (assuming the appointment request is made within the above appointment guidelines)

●	In all cases appointments should be requested at least 72 hours prior to the Anticipate/Cancel date to ensure the Five Below distribution center has available appointments.

Shipment Packing Instructions

Packing List

●	A packing list is to be EMAILED and included with delivery to the respective distribution center at the time of shipment.

○	DC003 Pedricktown, NJ: PTinbound@FiveBelow.com

○	DC004 Forsyth, GA: ForsythInbound@FiveBelow.com

○	DC005 Conroe, TX: ConroeAppointments@fivebelow.com

○	DC006 Buckeye, AZ,: SCAZ-appointments@fivebelow.com

○	DC007 Indianapolis, IN: scin-inbound@fivebelow.com

●	Include in the subject line of the email:

○	Purchase Order Number

○	Vendor Name

○	Bill of Lading/PRO Number (for PO’s with multiple loads)

●	The following must be included on the packing list:

○	The Five Below Purchase Order #

○	Vendor name and address

○	The number of cartons and total quantity of each item shipped

○	Five Below Item#, Item description, UPC#

○	Case pack quantity

●	A physical packing list must also be included with each shipment. The lead carton must have a packing list attached to it that is clearly visible on the outside of the lead pallet; also include the packing list IN the lead carton. If a shipment is spread over multiple trailers, there must be a packing list for each trailer that corresponds with the product on that trailer. A single packing list reflecting product on multiple trailers will not be accepted.

Palletization

●	Use 40” by 48” wooden pallets (do not use pallets with plastic feet)

●	Pallets must be 4-way entry style pallets.

●	No Block Pallets

●	Five Below does not participate in the CHEP pallet recycling program. If you have any questions, please contact vendorrelations@fivebelow.com

●	Pallet exceptions must be reviewed by vendorrelations@fivebelow.com

●	The top and bottom boards must maintain a minimum thickness of 5/8 of an inch. All stringers must be stable and without cracks.

●	Pallets must be structurally stable and all top and bottom boards must be attached and in good condition.

●	Maximum weight of pallets is 1,700 lbs.

●	Every effort should be made to maximize the number of cartons on a pallet while maintaining quality and a safe delivery with a recommended minimum height of 48 inches, but maximum of 92”

●	Stretch wrap must be used to secure the product and must grasp the corners of the pallet

●	Pallet labels are to be used on each pallet

○	Pallet labels should include: PO number, product item number, pallet carton total

○	Pallet labels should be approximately 8 1/2” x 11” to ensure clear visibility

Domestic orders with ASN Pallet labels (for single item pallets) instead of carton labels requires approval from Five Below. Please email Vendorrelations@fivebelow.com

●	Carton markings must be facing outward

●	UCC-128 Label must be on the top right corner of the carton.

●	If pre-approved to ship international orders on pallets, follow these requirements

○	Wood Packaging Materials – IPPC – ISPM 15 (NIMF 15) and 7CFR 319.40

○	Meet the International Plant Protection Convention’s (IPPC) International Standards for Phytosanitary Measures No. 15 (ISPM 15)

○	IPPC – Treaty under the supervision of the United Nations’ Food and Agriculture Organization

○	ISPM 15 – Internationally-accepted measures which require that:

○	WPM is debarked and subsequently heat-treated or fumigated by methyl bromide

○	Stamped or branded with the IPPC mark of compliance (‘wheat stamp’):

●	Pallets must be packed per SKU; if order size dictates SKU consolidation is necessary, group SKUs together by layering SKUs per pallet. Use a slip sheet or plastic sheet to separate SKUs. A chargeback will result if the pallet is not grouped and layered by SKU

●	Pallets must be packed such that the cartons are flush with the pallet; overhanging cartons will be subject to damage. This will result in a Vendor Chargeback

●	Multiple pallets of the same item (SKU) must be built with a consistent TI-HI configuration and case quantity

●	Pallets must be built as a stable interlocking block, without column stacking

●	Pallets cannot be built with a hollow center.

●	All product must be palletized on acceptable pallets as listed above. Slip sheets are not acceptable as a standalone shipping method and will result in a chargeback

●	No DOMESTIC floor loaded deliveries will be accepted unless approved by Vendor Relations

Bill of Lading (BOL)

All Bill of Ladings must contain the following information:

●	Destination Distribution Center address as well as the DC identifying number

●	Freight Terms (Collect, Prepaid)

●	Vendor name and complete ship from address

●	Vendor’s ID number

●	Ship date

●	Carrier name

●	Purchase Order #

●	Carton and pallet counts

●	Weight

●	Ship Request # (required for collect POs, optional for prepaid POs)

●	Appointment # (required for prepaid POs, if value is known)

●	Seal number attached to the trailer by the vendor

●	Accurate NMFC # for LTL shipments

●	IMPORTANT Consignee name and address must match PO

●	The shipper is responsible for providing the correct freight classification and including it on the BOL

●	Vendor is not to indicate any additional services or service upgrades on the BOL without prior written permission from Five Below

●	Unless approved, ALL domestic deliveries must be palletized

●	The Five Below Ship Center will sign for the total pallets delivered and mark the BOL “Subject to Count” or “Said to contain”.

●	The vendor/shipper is responsible for any shortages until reconciliation process is complete.

●	Carton level reconciliation will NOT be completed while the driver waits

●	The Five Below receiving team will reconcile the shipment to the carton level after driver departure.

Prepaid

Vendor is responsible for selection of carrier, freight costs, and appointment scheduling.

●	All purchase orders are required to be booked within Five Below’s TMS portal at least 72 hours prior to ship date. This is also referred to as creating a “ready to ship” or “RTS”. Please refer to the TMS training materials for specific requirements.

Failure to book a purchase order 72 hours prior to the ship date will result in a chargeback.

●	The “RTS” must include actual pallet counts, weights, and correct pickup facility.

●	Unit and/or pallet counts must be accurate during the booking. Failure to provide accurate data will result in a chargeback. Example: Vendor booked entire shipment, only partial was shipped

●	All FTL shipments must be scheduled within TMS at least 48 hours in advance of the delivery date, and LTL shipments 24 hours prior to delivery. Appointments will only be scheduled between the “Ship” and “Cancel” date. No appointments will be scheduled outside of this window without written approval of Five Below

●	Appointments will either be Approved, Countered, or Rejected within TMS. If the appointment was Countered, Vendor must reconfirm the appointment in TMS

●	Vendor must include ALL purchase orders numbers in an appointment. If multiple purchase orders are included within an RTS, the appointment should be made on the shipment level which will include all POs. Failure to do so will result in a chargeback

●	It is the Vendor’s choice whether to obtain insurance for the shipment. Five Below will not honor any insurance charges that are billed by the Vendor

●	Prepaid vendors are expected to indicate the carrier during the booking process and ensure their carriers are requesting appointments in TMS

●	All Vendors whose representatives or carriers enter a Five Below location must ensure compliance with any and all Five Below policies and procedures relating to minimal contact and social distancing, personal hygiene, and the wearing of masks and other personal protective equipment (PPE)

○	Such representatives shall also follow the guidance of local, state and federal governments in regard to physical distancing and the wearing of masks and other PPE

Collect

Five Below is responsible for selection of carrier and freight costs

●	All purchase orders are required to be booked within Five Below’s TMS portal at least 72 hours prior to ship date. This is also referred to as creating a “ready to ship” or “RTS”. Please refer to the TMS training materials for specific requirements.

Failure to book a shipment at least 72 hours prior to the ship date will result in a chargeback

●	Shipments must be ready for pickup on ready to ship date entered by vendor.

●	Unit and/or pallet counts must be accurate during the booking. Failure to provide accurate data will result in a chargeback. Example: Vendor booked entire shipment, only partial was shipped.

●	Please make sure the correct Freight Classification / NMFC are provided during RTS.

●	All shipments sent to the same destination either shipping within the same week or with the same Ship/Antic dates should be submitted together.

●	Must cancel pickup request 24 hours prior to pickup

●	Five Below will perform the routing within TMS. Vendor must ensure origin facility is accurate when booking in TMS

●	TMS will assign a Carrier and create the Bill of Lading (BOL). Five Below requires that Vendors use the BOL provided by Five Below or Five Below’s assigned carrier unless instructed by Five Below. Any charges related to using a BOL other than provided by Five Below will be paid by vendor.

●	Vendor’s pick up location is required to validate the driver’s name, license #, MC #, and trailer # which will be provided for full truckload shipments prior to arrival of driver. Shipments should only be loaded once all information is validated. Vendor is to contact InboundFreightTeam6@fivebelow.com if any information is missing or unable to be validated. Vendor may be held liable for any resulting loss of goods if non-compliant.

Five Below Distribution Centers:

DC 003 PEDRICKTOWN NJ:	DC 006 BUCKEYE AZ:

5 Gateway Blvd.	2150 S. Miller Rd
Pedricktown, NJ 08067	Buckeye AZ 85326
Main: 856.376.5342	Main: (623) 264-6700
E-Mail: PTInbound@fivebelow.com	E-Mail: SCAZ-inbound@fivebelow.com

DC 004 FORSYTH GA:	DC 007 Indianapolis, IN:

270 Logistics Center Parkway	12050 East McGregor Road
Forsyth, GA 31029	Indianapolis, Indiana 46259
Main: 478.992.7200	Main: 463-895-5300
E-Mail: ForsythInbound@fivebelow.com	E-Mail: SCIN-Inbound@fivebelow.com

DC 005 CONROE TX:

950 Conroe Park Drive West
Conroe, TX 77303
Main: 936-320-0460
E-Mail: ConroeInbound@fivebelow.com

Import Routing Information

All Direct Import vendors are to book with Five Below’s nominated Freight Forwarder and Consolidator. All suppliers must meet Five Below’s social compliance and CTPAT criteria before onboarding with FB’s freight forwarder. Please reference “Five Below Vendor Agreement - Part 2 of 3, Compliance” for more information.

Samuel Shapiro is Five Below’s Licensed Customs Broker.

Outlined below is the forwarders initial contact details should you need to be set up and trained on either system.

Forwarder
Apl Logistics	Willie Malone	Willie_malone@apllogistics.com
Apl Logistics	Pamela Loniewski	pamela_loniewski@apllogistics.com
Maersk Logistics	Patricia Felton	Patricia.Felton@ins.maersk.com

Onboarding Process

New vendors will need a login and password to the freight forwarder’s booking portal which can be obtained from the local forwarder’s office. Forwarder will require the vendor's name, vendor number, address, point of contacts, phone number and email address. The Vendor will receive a factory registration form at this point.

For any additional support, email supplychain@fivebelow.com

Confirmation Process

Five Below’s Direct Import program is FOB (Foreign) Port. Purchase Order states FOB            Port, where the shipping port is specified. Vendor is responsible for shipping costs to the specified port or consolidation point.

1.	Pre-Booking Milestone: Within 48 hours of receipt of the Purchase Order, Vendor must review each Purchase Order to ensure all information is correct. Please specifically review the following: ship date, payment terms, port of lading, style number, UPC number, unit quantity, master and inner carton quantity, and item cost.

a.	Presuming the information is correct, “Accept” the purchase order within Bamboo Rose

b.	If any item is incorrect, either enter a collaboration in Bamboo Rose or email the Five Below Merchandising team

c.	Once the order is revised, please accept the po in Bamboo Rose.

d.	Only Accepted orders can be booked in the freight forwarders system.

2.	Direct Import orders are primarily written to DC 10, while others may be DC specific. Orders written to DC 10 are ‘bulk’ POs, where quantities to Five Below Distribution Centers have not yet been determined. Vendor should produce the order and await DC specific quantity, which will occur 45 days prior to PO ship date.

3.	45 Days prior to the PO Ship date (Vessel Sail Date), the PO will be split in forwarder portal to reflect quantity by PO Line to each DC. At this milestone, Vendor must confirm readiness for the ready date / ex-factory date and ‘Accept’ the order. If not ready, the vendor should either enter a collaboration in Bamboo Rose or email the Five Below Merchandising team. Vendor must provide a reason (Safety Test failed; Waiting for Sample Approval, Production Issue, Raw Material Issue), provide a revised ready date, and alert the Five Below Buyer immediately.

Chargebacks for Non-Compliance—Confirmation Process

●	If vendor is not ready by the confirmed and agreed upon date, they will be subject to a chargeback of 5% of Purchase Order cost unless Five Below has requested a later sailing or vendor received approval from Five Below

●	If vendor does not ship from confirmed and agreed upon port, they will be subject to a chargeback of $150 plus $25 per cbm. Five Below also reserves the right to chargeback vendor for any additional costs incurred due to inaccurate forecasting, container utilization, or additional port fees not considered with original agreed upon port

Booking Process

1.	21 days prior to Purchase Order ship date, the Purchase Order must be booked in forwarder portal

2.	Booking can occur once POs are split, 45 days prior to the ship date

3.	CRD needs to be read as “Cargo Receipt Date” and not Cargo Ready Date

a.	CY Booking = CRD will be – date when cargo can be gated -in.

b.	CFS Booking = CRD will be – date when custom cleared cargo can be delivered at CFS as per carting order

4.	Goods should be ready 10 days prior to the cargo ready date.

5.	If you wish to group multiple Purchase Orders together and load at factory to one destination, all orders must have ship dates within 7 days of each other. Any changes or requests to consolidate outside of this window require Five Below Buyer approval

6.	If you wish to group multiple Purchase Orders together and load at factory to one destination, all orders must have ship dates within 7 days of each other. Any changes or requests to consolidate outside of this window require Five Below Buyer approval

7.	Shipments may be full container loads, less than container loads, or a mix of both. Vendor must book full container loads and less than container loads by PO separately. Anything over 80% of one 40’ container may be factory loaded and shipped as a full container

8.	At the time of the booking, Shipper completes the Import Security Filing (ISF) information in the Forwarder Booking Portal

Chargebacks for Non-Compliance—Booking Process

●	Failure to book less than 21 days prior to ship date will result in a 1% chargeback (every 3 days late) to the PO cost

●	Failure to catch a sailing due to vendor production lateness will result in a chargeback of 5% of Purchase Order cost, unless Five Below has requested a later sailing or vendor received approval from Five Below. Five Below reserves the right to request the vendor to expedite freight at their cost if determined necessary

Document Instructions

Five Below requires all vendors to participate in the E-document process. This process utilizes the information provided in the purchase order along with the vendor booking to auto-create the commercial invoice and packing list. All other documents except for the packing list and commercial invoice MUST be uploaded into the Forwarder portal no later the 3 days after vessel departure. For each shipment, upload all applicable test reports, [Child’s] Certificates of Conformity, Intellectual Property Rights Agreements, CTPAT 7-point inspection, etc. no later than three (3) working days after the sail date (sail + 3). Vendor will need to upload all documentation within the Forwarder portal.

●	Packing List

○	The details for the packing list will be captured during the booking process. This information will auto-create the packing list through the E-doc process in the Forwarder system.

○	Vendor should be sure to revise their booking if any shipment related information changes.

●	Commercial Invoice

○	The details for the commercial invoice will be captured during the booking process. This information will auto-create the commercial invoice through the E-doc process in the Forwarder system.

○	Vendor should be sure to revise their booking if any shipment related information changes.

●	Required Documents to Upload include:

○	Forwarder’s Cargo Receipt

▪	Include Five Below Purchase Order number on FCR and Packing List

▪	Five Below does not accept Original Bills of Lading

○	Merchandise License Agreements (if applicable)

○	[Child’s] General Certificate of Conformity

○	Certificate of Origin

○	CTPAT 7-point Inspection

○	Other documents as applicable (Lacey Declaration, FDA Certification, etc.)

○	All Copyrighted/Trademarked product must have all applicable License Agreements uploaded

○	Acceptable formats include PDF, Excel, TIF. MDI is not acceptable since it is unreadable

Any documents missing above required information or calculated incorrectly will be rejected by US Customs. Ensure documents are complete and correct prior to upload.

Chargebacks for Non-Compliance—Booking Process

●	Any documents not uploaded within 3 working days of the sail date or missing information will be subject to a chargeback of $150 USD per document, per day late

●	Any demurrage or storage incurred due to a delay in receiving documents or incorrect documents will be charged back to the vendor. This includes all containers on the Five Below Master Bill of Lading

Container Loading Instructions

●	No solid wood packing material

●	All containers MUST be floor loaded. Any exceptions must be approved by Vendor Relations

Full Container Load—FCL

●	Any shipment over 80% of one full 40H container can be shipped as a full container load

●	When loading container, keep each UPC/item/style number together

●	If there is more than one UPC/item/style number, Vendor must group by UPC/item/style number

●	If there is more than one PO, Vendor must first group by PO, then by UPC/item/style number

●	Containers must be sealed

●	Containers cannot be overweight

●	Thresholds by container size:

Container Size	80% (FCL)	Weight Limitation
20’GP	26	39200 lbs. / 17780 kgs.
40’GP	54	44000 lbs. / 19960 kgs.
40’HC	61	43700 lbs. / 19820 kgs.
45’HC	69	42000 lbs. / 19050 kgs.

Less than Container Load – LCL

●	LCL shipments (less than 80% of one full 40’ container) are to be delivered to the designated consolidation location 7- 10 days prior to the sail date. Exact delivery requirements will be provided by Forwarder’s local office representative

○	Inventory housed greater than 14 days will be subject to storage charges

○	Vendor is responsible for all inland trucking costs to the consolidation location as well as all LCL charges

●	When loading truck, keep each UPC/item/style number together

●	If there is more than one UPC/item/style number, group by UPC/item/style number

●	If there is more than one PO, first group by PO, then by UPC/item/style number

Requests for FCL shipments that are less than 80% of one full 40’ container must be directed to supplychain@fivebelow.com.

A light load fee will be evaluated on a case by case basis and charged back to the Vendor at the discretion of Five Below

General Routing Information

Import Security Filing

The shipper is to complete the ISF (Import Security Filing) section of the booking portal at the time of the booking, 21 days prior to the ship date. Updating the ISF information when creating the booking will provide the necessary time for review and transmission to U.S. Customs. U.S. Customs has implemented the penalty phase, which can be up to $5,000 per occurrence of late transmissions.

It is the Vendor’s responsibility to ensure timely and accurate information, and violations due to Vendor inaccuracy or Vendor lateness will be charged back.

Ensure all ISF information is provided prior to any Origin or US holidays.

Special Requirements for Air Shipments Containing Lithium Metal and Lithium-Ion Batteries

Lithium metal and lithium-ion batteries are considered dangerous goods. Vendors are responsible to ensure they are properly trained to ship dangerous goods.

Air shipments of any item containing a lithium metal or lithium-ion battery require compliance with section 38.3 of the UN Manual of Tests and Criteria, Part III, sub-section 38.3, “Lithium metal and lithium-ion batteries”. Batteries must be packaged in a manner to prevent short circuits and separated so that electrically active terminals cannot come into contact with each other. The shippable container/carton must be capable of passing a 1.2M drop test in any orientation without spillage of the contents of the packaging, damage to the batteries inside or shifting of the contacts that could lead to short circuit before transporting. Shippable container/cartons must contain the appropriate lithium battery handling labels.

Vendors can contact Five Below Supply Chain at SupplyChain@FiveBelow.com for any questions or concerns.

Safety of Life at Sea Act (SOLAS)

The Safety of Life at Sea Act (SOLAS) was put into place by the International Maritime Organization (IMO) and requires that all containers loading a vessel must have a Verified Gross Mass (VGM) certificate for each container shipped as of July 1, 2016. Containers will not be loaded on to the vessel without the VGM certificate.

This is a requirement of all shippers. Five Below will not pay any penalties or fines associated with non- compliance of this regulation and will not accept any delays resulting from shipper failure to comply.

Direct to Store Shipments

Store Direct Shipment Instructions

Five Below must approve a vendor for direct to store shipments or deliveries in advance.

Packing List

●	A detailed packing list must be included with each delivery and provided to Five Below

●	The following must be included on the packing list:

○	Five Below Purchase Order #

○	Vendor name and address

○	Number of cartons and total quantity of each itemshipped

○	Item description and style #

○	Case pack quantity

Labeling

●	Each delivery must be labeled with the Vendor’s name, store name and address and correspond to the enclosed packing list

●	Each carton or pallet must be labeled clearly with store name, number and address

Palletized Store Deliveries

●	Palletized orders that ship Direct-To-Store must be delivered by trucks with lift-gates

●	Use 40” by 48” wooden pallets (do not use pallets with plastic feet)

●	Wood board must be fumigated for international shipments

●	Pallets must be 4-way entry style pallets

●	The top and bottom boards must maintain a minimum thickness of 5/8 of an inch. All stringers must be stable and without cracks

●	Pallets must be structurally stable and all top and bottom boards must be attached and in good condition

●	Maximum weight of pallets: 1,700 lbs.

●	Pallet built height should be a minimum of 72” and a maximum of 84”

●	Stretch wrap must be used to secure the product and must grasp the corners of the pallet

●	Pallet labels are to be used on each pallet

○	Pallet labels should include: PO number, product item number, pallet carton total

○	Pallet labels should be approximately 8 1/2” x 11” to ensure clear visibility

●	Pallets must be packed such that the cartons are flush with the pallet; overhanging cartons will be subject to damage. This will result in a Vendor Chargeback

●	Pallets must be built as a stable interlocking block, without column stacking

●	Pallets cannot be built with a hollow center

Direct to Store Deliveries via 3rd Party Carriers

Five Below stores have the ability to receive Vendor deliveries via third party carriers (FedEx, UPS). These requirements apply to all 3rd party direct to store deliveries.

●	Any palletized orders that ship Direct to Store must be delivered by trucks with lift-gates

●	Consignee name and address must match PO

●	PO number and carton count must be noted on BOL

●	Scannable barcode must be present on invoice or carton or pallet label for store to scan

●	Carrier must sign for the number of cartons and pallets. If the BOL is signed “said to contain” or “STC”, Carrier avoids responsibility for all shortages and Vendor will be responsible

●	Five Below will sign as “said to contain / subject to count” or “STC” upon receipt

●	The proper weight of the shipment must be listed on the BOL

●	The shipper is responsible for providing the correct freight classification and including it on the BOL

●	Vendor is not to indicate any additional services, or service upgrades on the BOL, without prior written permission from Five Below

●	It is the Vendor’s choice whether to obtain insurance for the shipment, however, Five Below will not honor any insurance charges that are billed by the Vendor

●	Risk of loss transfers to Five Below only upon written acceptance of the goods by Five Below Manager

Direct to Store Delivery Appointments and Receiving Process

●	All deliveries must occur during regular business hours (10am – 5pm) unless otherwise scheduled or agreed to by Five Below. Contact the Five Below DTS Store Transportation at DTSService@fivebelow.com for requests

●	EDI: Direct to Store deliveries must utilize EDI documents 850, 855, 856, 810.

○	The 856 ASN must match the invoice.

○	Carton number listed on ASN must match the carton or pallet label for stores to scan.

○	Multiple carton numbers on one ASN is acceptable.

○	ASN must be transmitted with shipment (not after shipment).

○	ASN delivery date should be a best estimate.

○	No backorders.

○	Duplicate line items with the same sku and store are not acceptable.

●	All deliveries shipped direct by the Vendor must be signed for and verified against a provided invoice by a Five Below Store Manager

●	Five Below does not accept unauthorized items.

●	Discrepancies must be acknowledged by a Five Below Store Manager and notated on the provided invoice

●	All deliveries shipped via third party carriers must be signed for by a Five Below Store Manager

●	Inside delivery required

●	All Vendors whose representatives are required to enter a Five Below location must ensure that such representatives follow the Vendor General Conduct Requirements herein.

●	For assistance on new store openings and scheduling please email DTSService@fivebelow.com

Direct to Store Invoicing Process

All Direct to Store deliveries are Prepaid. Vendor is responsible for the selection of carrier and shipping costs.

Vendors are to submit all merchandise invoices through SPS via EDI 810. For inquiries, email invoices@fivebelow.com

Five Below Stores are not authorized to provide payment for any direct to store deliveries.

Direct to Store Contact Information

For Five Below Direct to Store delivery guidance or inquiries, contact: DTSService@fivebelow.com

Five Below Corporate Office:

701 Market Street, Suite 200

Philadelphia, PA 19106

Main: 215-546-7909

Vendor Managed Inventory (VMI)

Vendor Managed Inventory Program

The Vendor Managed Inventory (VMI) program allows the Vendor to manage inventory at Five Below stores. Vendor shall have the responsibility to replenish store inventories for Goods which Five Below authorizes.

Vendor shall provide Five Below with the level of performance as specified in the Service Level Agreement (SLA).

Unless otherwise set forth herein or agreed to in writing, the provisions of the Five Below Routing, Packaging and Vendor Compliance Guide apply.

Service Level Agreement (SLA)

Vendor and Five Below agree to share all the information needed to support VMI over electronic data interchange (EDI).

Handling out of stock (OOS) issues

●	Five Below and Vendor shall inform each other promptly if signs of an OOS become evident

●	When a longer OOS (more than 7 days) occurs for the first time, Five Below and Vendor will meet, wherein further steps will be jointly agreed upon in writing

Delivery Terms

●	Five Below or Vendor shall inform the other party 10 days in advance if there will not be a delivery (i.e. physical inventories, December holiday season, etc.). During such non-delivery period exceeding max quantities are OOS are allowed temporarily until the next delivery

Agreed Assortment

●	Duration of assortment will be agreed upon, in advance, by Five Below Merchandise Buyer and Vendor. In the event assortments differ by store locations, the assortment will be specified by location

●	Updates to assortment (new products, replacements and delisting of products) will be mutually planned

●	Unauthorized items are not permitted. All items must be pre-approved by Merchandise Buyer and must have a Five Below SKU associated therewith. Five Below may refuse payment for unauthorized items

●	Each item of Goods ordered must have a standard UPC with a scannable barcode

Clearance/Returns/Expired Goods

●	Candy and food Vendors are responsible for expired and unsaleable Goods. Vendor will credit Five Below for cost of any and all expired and/or unsaleable Goods

Vendor Managed Inventory Invoicing Process

All Direct to Store deliveries are Prepaid. Vendor is responsible for selection of carrier and shipping costs.

Vendors are to submit all merchandise invoices through SPS via EDI 810. For inquiries, email invoices@fivebelow.com

Five Below Stores are not authorized to provide payment for any direct to store deliveries.

VMI Store Execution Contact Information

For Five Below Vendor Managed Inventory guidance or inquiries, contact: DTSService@fivebelow.com

Five Below Corporate Office:

701 Market Street, Suite 200

Philadelphia, PA 19106

Main: 215-546-7909

Vendor General Conduct Requirements

Vendor representatives are expected to conduct themselves in a professional manner when visiting Five Below stores. They not only represent their company but are representatives for Five Below as well. Vendors will make every attempt to assist customers while in our stores to the extent they can, or direct them to a Five Below team member.

The following Vendor general conduct requirements must be followed by all Vendor representatives while they are in a Five Below store. Violating these requirements will result in the Vendor representative being immediately dismissed from Five Below, with a corresponding report and request to the Vendor representative’s immediate supervisor, that they not return to any Five Below store.

(1)	Vendors shall wear professional, appropriate clothing and footwear. Dress must be neat and clean and free from any offensive messages or graphics. Vendor appearance should be neat and clean.

(2)	Vendors must provide proper identification when they arrive at Five Below stores. They must alert the Manager-on-Duty upon arrival, as well as at the completion of their visit. Vendors are also required to complete the Store Vendor Visit log at each visit.

(3)	Vendors are responsible for maintaining a safe work environment and shall, at all times, be mindful of customers and employees. Vendors work areas must be kept clean and free of debris. Vendors must place waste and trash in designated containers or areas for disposal.

(4)	Designated back stock areas will be provided in the stockroom by Store Management. These back stock areas will be the responsibility of the Vendor to maintain their product. Store teams will secure shipments received in these areas for when the Vendor arrives.

(5)	The use of Five Below shopping carts, lifts, ladders or any other store equipment is prohibited without prior Five Below authorization.

(6)	Vendors shall not use profanity and/or sexual harassing/ insulting/ discriminatory/ threatening, unprofessional language while in Five Below or in dealing with the Five Below store teams.

(7)	The use of tobacco products, including the use of e-cigarettes, vaping pipes and chewing tobacco, are strictly prohibited at Five Below and are only permitted in designated outside smoking areas.

(8)	The use of alcohol and other drugs, on Five Below property, is strictly prohibited. Vendors who use alcohol and/or illicit drugs away from Five Below and are suspected of being under the influence will be removed from the facility and prohibited from returning.

(9)	Vendors are subject to inspection of all bags/cases/totes/boxes that are brought onto Five Below premises. Vendors found to have knowledge of a theft or unauthorized possession of Five Below property will be directed to leave Five Below immediately, become subject to prosecution, and/or reported to Vendor’s direct supervisor.

(10)	Vendors must first pay for any Five Below products and retain receipt(s) for said product while at Five Below.

(11)	Vendors must comply with any and all Five Below policies and procedures while in a Five Below store relating to minimal contact and social distancing, personal hygiene, and the wearing of masks and other personal protective equipment (PPE). Such vendors shall also follow the guidance of local, state and federal governments in regard to physical distancing and the wearing of masks and other PPE.